UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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GRAHAM CORPORATION

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 28, 2011
PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION
PROPOSAL THREE: ADVISORY VOTE REGARDING THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON OUR EXECUTIVE COMPENSATION
PROPOSAL FOUR: RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION

GRAHAM CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 28, 2011

The 2011 annual meeting of stockholders of Graham Corporation will be held on July 28, 2011, at 11:00 a.m., Eastern Time, at the Hilton Garden Inn, Buffalo Airport, 4201 Genesee Street, Buffalo, New York 14225, for the following purposes, which are more fully described in the accompanying proxy statement:

•	to elect as Directors the two nominees named in the attached proxy statement;

•	to conduct an advisory vote on the compensation of our named executive officers;

•	to conduct an advisory vote on the frequency of stockholder advisory votes on the compensation of our named executive officers;

•	to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012; and

•	to transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

The Board of Directors has fixed the close of business on June 6, 2011 as the record date for determining the stockholders who are entitled to receive notice of and to vote at the annual meeting as well as at any adjournments of the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

James R. Lines
President and Chief Executive Officer

Dated: June 13, 2011

If you own shares through a broker, we encourage you to follow the instructions provided by your broker regarding how to vote. Your broker may not vote your shares for Director nominees, on the advisory vote on executive compensation or on the advisory vote regarding the frequency of stockholder advisory votes on executive compensation unless you provide your broker with voting instructions.

GRAHAM CORPORATION

PROXY STATEMENT

We are furnishing this proxy statement to our stockholders in connection with the solicitation by our Board of Directors of proxies for use at the annual meeting of stockholders for our fiscal year ended March 31, 2011, which we refer to as “fiscal year 2011,” as well as for use at any adjournment of the annual meeting.

Date and Location of Annual Meeting

The annual meeting will be held on July 28, 2011, at 11:00 a.m., Eastern Time, at the Hilton Garden Inn, Buffalo Airport, 4201 Genesee Street, Buffalo, New York 14225.

Record Date and Shares Outstanding

Owners of record of shares of our common stock having a par value of $0.10, which we refer to as common stock, at the close of business on June 6, 2011, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. As of the record date, there were 9,892,303 shares of our common stock issued and outstanding.

Mail Date

This proxy statement and the accompanying form of proxy are being first mailed to our stockholders on or about June 13, 2011.

Proxy Cards and Voting

Each owner of record of our common stock on June 6, 2011 is entitled to one vote for each share of common stock so held.

If we receive the enclosed proxy, properly executed and dated, in time to be voted at the annual meeting, the shares represented by the proxy will be voted in accordance with the instructions marked on the proxy. An executed proxy without instructions marked on it will be voted:

•	FOR each of the two nominees for election as Director;

•	FOR approval of the compensation of our named executive officers;

•	FOR ONE YEAR for the frequency of stockholder advisory votes on the compensation of our named executive officers; and

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012.

The shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or at any adjournment or postponement of the annual meeting.

Please note, if your shares are held of record by a broker, bank or other nominee, and you wish to vote in person at the annual meeting, you must bring to the annual meeting a letter from the broker, bank or other nominee confirming both (1) your beneficial ownership of the shares, and (2) that the broker, bank or other nominee is not voting the shares at the annual meeting.

Quorum

A quorum is required for our stockholders to conduct business at the annual meeting. Pursuant to our amended and restated by-laws, the holders of record of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting will constitute a quorum.

Vote Required

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum, in person or by proxy, at the annual meeting.

Proposal Number	Proposal Description	Vote Required

One	Election of two Directors	Plurality of the votes duly cast
Two	Approval, on an advisory basis, of the compensation of our named executive officers	Majority of the votes duly cast(1)
Three	Advisory vote regarding the frequency of stockholder advisory votes on the compensation of our named executive officers	Plurality of the votes duly cast(1)
Four	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012	Majority of the votes duly cast(2)

(1)	The results of Proposals Two and Three are not binding upon our Board of Directors. However, our Board of Directors values the opinions of stockholders, and will consider the outcome of these votes and those opinions when making future compensation decisions.

(2)	The selection of Deloitte & Touche LLP is being presented to our stockholders for ratification. The Audit Committee of our Board of Directors will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.

Shares that abstain from voting on one or more proposals to be acted on at the annual meeting are considered to be present for the purpose of determining whether a quorum exists and are entitled to vote on all proposals properly brought before the annual meeting. Abstentions are counted for the purpose of determining the presence of a quorum and the number of shares voting on a proposal. Abstentions will have the same effect as a vote against a proposal requiring the approval of a majority of votes cast.

Effect of Not Casting Your Vote and Broker Non-Votes

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors, the advisory vote on the compensation of our named executive officers and the advisory vote on the frequency of stockholder advisory votes on such compensation. If you hold your shares in street name and do not indicate how you want your shares voted in the election of directors and the executive compensation matters, your bank or broker is not permitted to vote those shares on your behalf. Thus, if you hold your shares in street name and do not instruct your bank or broker how to vote in the election of directors and the executive compensation matters, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any non-instructed shares to ratify the selection of our independent registered public accounting firm. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

Shares subject to broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for the purpose of determining the number of shares voting in the election of directors, the advisory vote on the compensation of our named executive officers or the advisory vote on the frequency of stockholder advisory votes on such compensation. Thus, broker non-votes will have no effect on the outcome of these proposals.

Revocability of Proxies

Your presence at the annual meeting will not automatically revoke your proxy. However, you can revoke your proxy at any time before it is voted at the annual meeting by:

•	delivering a written notice of revocation to our Corporate Secretary;

•	delivering a duly executed proxy bearing a later date to our Corporate Secretary; or

•	attending the annual meeting, filing a written notice of revocation with our Corporate Secretary and voting in person.

Notices of revocation and revised proxies should be sent to our Corporate Secretary at the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020.

Solicitation of Proxies

This proxy solicitation is made by the Board of Directors on our behalf, and we will bear the cost of soliciting proxies. In addition to solicitation by mail, our Directors, officers and employees may solicit proxies personally or by telephone or other telecommunication. We will not compensate our Directors, officers or employees for making proxy solicitations on our behalf. We will provide persons holding shares in their name or in the names of nominees, which in either case are beneficially owned by others, proxy materials for delivery to those beneficial owners and will reimburse the record owners for their expenses in doing so.

Principal Executive Offices

Our principal executive offices are located at 20 Florence Avenue, Batavia, New York 14020. Our telephone number is 585-343-2216.

Annual Report to Stockholders and Annual Report on Form 10-K

We have enclosed our 2011 annual report to stockholders with this proxy statement. Our annual report on Form 10-K for the fiscal year ended March 31, 2011, as filed with the Securities and Exchange Commission, is included in the 2011 annual report. The 2011 annual report includes our audited financial statements, along with other information about us, which we encourage you to read.

You can obtain, free of charge, an additional copy of our annual report on Form 10-K by:

•	accessing our website at www.graham-mfg.com/proxy;

•	writing to us at: Graham Corporation, Attention: Annual Report Request, 20 Florence Avenue, Batavia, New York 14020; or

•	telephoning us at 585-343-2216.

You can also obtain a copy of our annual report on Form 10-K and all other reports and information that we file with, or furnish to, the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database located at www.sec.gov.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 28, 2011

As required by the rules adopted by the Securities and Exchange Commission, we are making this proxy statement and our 2011 annual report to stockholders available on the Internet at:

www.graham-mfg.com/proxy

For directions on how to attend the annual meeting and vote in person, please review “Proxy Cards and Voting” and “Revocability of Proxies” above.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members. Our by-laws provide for a classified Board of Directors consisting of three classes of Directors, with each class serving a staggered three-year term. As a result, only a portion of our Board of Directors is elected each year. The term of two of our seven Directors, Gerard T. Mazurkiewicz and Cornelius S. Van Rees will expire at the 2011 annual meeting.

After more than 40 years of dedicated service to our company and our Board of Directors, Mr. Van Rees will not be standing for re-election as a Director at the Annual Meeting. Mr. Van Rees’ term as a Director, as well his service as a member of our Compensation Committee, Nominating and Corporate Governance Committee and Employee Benefits Committee, will end effective upon the conclusion of the annual meeting.

The Nominating and Corporate Governance Committee of the Board of Directors has nominated Mr. Mazurkiewicz for re-election as a Director. If re-elected, Mr. Mazurkiewicz will hold office for a three-year term expiring in 2014 or until his successor is duly elected and qualified. In addition, the Nominating and Corporate Governance Committee has nominated James J. Barber for election as a Director. If elected, Dr. Barber will also hold office for a three-year term expiring in 2014 or until his successor is duly elected and qualified.

If each of Mr. Mazurkiewicz and Dr. Barber are elected as Directors at the annual meeting, our Board of Directors will consist of seven members.

Our Board of Directors does not contemplate that either nominee will be unable to serve as a Director, but if that contingency should occur before the proxies are voted, the persons named in the enclosed proxy reserve the right to vote for such substitute nominee(s) as they, in their discretion, determine.

Our amended and restated by-laws require mandatory retirement at age 75 for Directors who become members of the Board of Directors for the first time after October 30, 2002. No retirements pursuant to this provision occurred during fiscal year 2011.

The Securities and Exchange Commission’s rules require us to discuss briefly the specific experience, qualifications, attributes or skills that led our Board of Directors to conclude that each Director or Director nominee should serve on our Board of Directors. We have provided this discussion in a separate paragraph immediately below the biographical information provided by each Director below.

Board Recommendation

Our Board of Directors unanimously recommends a vote FOR the election of Mr. Mazurkiewicz and Dr. Barber as Directors for a three-year term expiring in 2014.

Nominees Proposed for Election as Directors
for a Three-Year Term Expiring in 2014

Name and Background	Director Since

James J. Barber, Ph.D., age 57, has been an independent consultant and the principal of Barber Advisors, LLC since September 2007. From January 2000 to May 2007, Dr. Barber was the President and CEO of Metabolix, Inc. (NASDAQ:MBLX), a bioscience company focused on plastics, chemicals and energy. He was responsible for transforming Metabolix from a research boutique into a leader in “clean tech” and industrial biotechnology. Dr. Barber is currently, and has been since November 2010, a Director of Agrivida, a developer of proprietary crops and processes designed to transform the economics of producing renewable chemicals, fuels, and bioproducts from non-food cellulosic biomass. Dr. Barber also presently serves as an advisor to Solazyme, Inc. (proposed NASDAQ symbol: SZYM), which specializes in renewable oil and bioproducts, as well as other firms.
—

    Following his tenure at Metabolix, and from August 2008 through March 2009, Dr. Barber served as a Director of Codon Devices, a start up company focused on synthesizing DNA and other genetic material, which is no longer in business. From February 2008 through November 2010, Dr. Barber was a Director and on the Finance Committee of Bluewater Holdings Corp., a provider of sewage and water-treatment services, which filed for Chapter 11 bankruptcy protection in October 2010. Between June 2008 and August 2009, he served as the acting Executive Director of Diagnostics For All, a not-for-profit company which develops low-cost, easy-to-use, point-of-care diagnostic devices designed for use in resource-poor settings.

Name and Background	Director Since

    Prior to joining Metabolix, Dr. Barber served as Global Business Director for the Organometallics and Catalysts business of Albemarle Corporation, a specialty chemicals company. Prior to his tenure at Albemarle, Dr. Barber was Director of Business Development at Ethyl Corporation, a fuel additives company. He also previously served as President of Geltech, Inc., a precision molded micro optics company, and as Chief Operating Officer of Hyperion Catalysis International, a carbon developer and producer. From May through August 2007, Dr. Barber pursued personal interests.

    Dr. Barber was awarded the American Chemical Society’s Henry F. Whalen, Jr. award for Business Development in September 2003. He received a B.S. in Chemistry from Rensselaer Polytechnic Institute and a Ph.D. in Organic Chemistry from the Massachusetts Institute of Technology. He also currently serves on the Advancement Council of the College of Polymer Science and Polymer Engineering at the University of Akron.

    Dr. Barber will bring to our Board of Directors substantial executive level leadership experience and a deep understanding of product and business development in highly technical industries and alternative energy markets. Dr. Barber also has significant experience in structuring both joint venture and acquisition transactions and will assist our Board of Directors in pursuing our business objectives.

Gerard T. Mazurkiewicz, age 64, has been a Tax Partner with Dopkins & Company, LLP, a regional accounting firm located in Buffalo, New York, since 2004. Prior to his tenure at Dopkins & Company, Mr. Mazurkiewicz spent more than 32 years with KPMG, LLP, and was the Partner in Charge of KPMG’s upstate New York/Albany tax practice prior to his retirement in 2002. Mr. Mazurkiewicz also serves as a Director of Trebor, Inc., a distributor of tissue, pulp, paper and container board and as a Director of Robert James Sales, Inc., a distributor of corrosion resistant piping products. Mr. Mazurkiewicz previously served as a Director of Great Lakes Bancorp, Inc. until its merger with First Niagara Bank in 2008. Mr. Mazurkiewicz received his B.S. in Business Administration from the State University of New York at Buffalo School of Management, where he currently serves on the Dean’s Advisory Council. He is a member of the American Institute of Certified Public Accountants and the Buffalo Chapter of the New York State Society of Certified Public Accountants. Mr. Mazurkiewicz also serves on numerous not-for-profit boards and foundations, including the Women’s and Children’s Hospital of Buffalo Foundation, the Kaleida Foundation, the Foundation of the Roman Catholic Diocese of Buffalo, the University of Buffalo Foundation and the D’Youville College Board of Trustees.
2007

    Mr. Mazurkiewicz is well qualified to serve as a member of our Board of Directors. He is the Board’s “audit committee financial expert” whose significant accounting and financial background, as well as his substantial leadership experience, position him well to understand and provide value related to finance, management, operations, and risk.

Directors Whose Terms Do Not Expire
at the 2011 Annual Meeting

Name and Background	Director Since	Term Expires

Helen H. Berkeley, age 81, is a private investor.	1998	2012

    As a long-term private investor in our company, Ms. Berkeley brings a unique perspective to our Board of Directors. During her 13-year tenure on our Board of Directors, Ms. Berkeley has acquired a deep understanding of our company and our markets.

Alan Fortier, age 54, has served as President of Fortier & Associates, Inc., a strategy and profit improvement consulting firm located in Fort Lee, New Jersey focused on petrochemicals and capital goods companies, since 1988. Mr. Fortier received his B.S. in Chemical Engineering from Cooper Union and his MBA from Harvard Business School.	2008	2012

    Mr. Fortier brings to our Board of Directors more than 25 years of industrial experience as a strategy consultant, educator and manager. Our Board of Directors benefits from his extensive background in our served markets and his extensive experience advising boards and senior executives of global capital goods businesses on business strategy and management control.

Name and Background	Director Since	Term Expires

James R. Lines, age 50, became our President and Chief Executive Officer in January 2008. Previously, Mr. Lines served as our President and Chief Operating Officer since June 2006. Mr. Lines has served us in various capacities since 1984, including Vice President and General Manager, Vice President of Engineering, and Vice President of Sales and Marketing. Prior to joining our management team, he served us as an application engineer and sales engineer as well as a product supervisor. Mr. Lines holds a B.S. in Aerospace Engineering from the State University of New York at Buffalo.	2006	2012

    As our President and Chief Executive Officer, and as a result of his day-to-day leadership of the business, Mr. Lines provides our Board of Directors with valuable insight regarding the operations of our company and our management team and he performs a critical role in Board discussions regarding strategic planning and development. Our Board of Directors also benefits from his historical knowledge of our company and his broad and in-depth understanding of our markets and customers. Mr. Lines has served our company in various executive capacities for more than 18 years, and has more than 27 years of total experience interacting with our customers, engineering contractors, competitors and similar companies serving the energy markets.

Jerald D. Bidlack, age 75, has served as President of Griffin Automation, Inc., a manufacturer of special automation machinery and systems located in West Seneca, New York, since 1992. Mr. Bidlack has served as the Chairman of our Board of Directors since 1998.	1985	2013

    Mr. Bidlack is an experienced business leader and licensed professional engineer with the skills necessary to be the Chairman of our Board. As one of our Directors for more than 26 years and as our non-executive Chairman of the Board since 1998, he has a deep understanding of our company and our markets. Mr. Bidlack also provides our Board of Directors with critical insight, innovation and guidance based on his substantial engineering and financial background, and his experience in leading, managing and growing complex multi-national businesses for over 40 years. Mr. Bidlack also serves as a Trustee Emeritus of Keuka College.

James J. Malvaso, age 61, has been the President and Chief Executive Officer of Toyota Material Handling North America, a distributor of Toyota material handling equipment and has been a Managing Officer of Toyota Industries Corporation since April 2010. Prior to that and since 1997, Mr. Malvaso served as the Chairman, President and Chief Executive Officer of The Raymond Corporation, a subsidiary of Toyota and the North American market leader in electric warehouse trucks, located in Greene, New York. Previously, from 1993 to 1996, Mr. Malvaso served as Chief Operating Officer and Vice President-Operations of The Raymond Corporation. Mr. Malvaso is a former president of the Industrial Truck Association and a current member of its Executive Committee and Board of Directors. Mr. Malvaso also serves as a Trustee of LeMoyne College, located in Syracuse, New York.
	2003	2013

    Mr. Malvaso has proven business acumen, having successfully served as the chief executive officer of large, complex businesses with global operations. His experience with a major industrial equipment company is particularly helpful to our Board of Directors in understanding the challenges of global manufacturing, distribution and sales as it relates to the business and strategy of our company.

PROPOSAL TWO:
ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION

Background to the Advisory Vote

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, which we refer to as the “Dodd-Frank Act,” enacted in July 2010, we are providing our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as described in the Compensation Discussion and Analysis, accompanying compensation tables and related narrative discussion contained in this proxy statement.

We encourage stockholders to carefully review the Compensation Discussion and Analysis section of this proxy statement for additional details on our executive compensation program, including our compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our named executive officers during fiscal year 2011. For your convenience, we have provided an executive summary in the first few pages of the Compensation Discussion and Analysis that highlights information that we believe is particularly important in helping you decide how to vote on this proposal. You should also carefully review the tables that immediately follow the Compensation Discussion and Analysis, together with the related narrative disclosure and footnotes.

We are asking you to indicate your support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking you to vote, on an advisory basis, “For” the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this proxy statement, is hereby approved.”

As an advisory vote, this proposal is not binding upon us. However, the Compensation Committee and the Board value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

Board Recommendation

Our Board of Directors unanimously recommends that stockholders vote FOR approval of the compensation of our named executive officers as described in this proxy statement.

PROPOSAL THREE:
ADVISORY VOTE REGARDING THE FREQUENCY OF
STOCKHOLDER ADVISORY VOTES ON OUR EXECUTIVE COMPENSATION

Background to the Advisory Vote

Under the Dodd-Frank Act, stockholders are also able to indicate how frequently they believe an advisory vote on executive compensation, such as we have included in Proposal Two, should occur. By voting on this Proposal Three, you may indicate whether you would prefer that we hold future advisory votes on executive compensation once every one, two or three years.

After careful consideration, the Board of Directors recommends that future advisory votes on executive compensation occur every year. We believe that an annual advisory vote on executive compensation will allow our stockholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. We believe that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation.

The proxy card provides you with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, you are not voting to approve or disapprove the Board’s recommendation. You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years or abstaining from voting when you vote in response to the resolution set forth below.

“RESOLVED, that the option of one year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which we are to hold a stockholder vote to approve the compensation of our named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (including the Compensation Discussion and Analysis, compensation tables and narrative discussion).”

This vote is advisory and not binding on us, but we will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. The Board of Directors may decide that it is in the best interests of our stockholders and the company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

Board Recommendation

For the reasons discussed above, our Board of Directors recommends that you vote for a “ONE YEAR” frequency for future stockholder advisory votes on executive compensation.

PROPOSAL FOUR:
RATIFICATION OF THE SELECTION OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP served as our independent registered public accounting firm in fiscal year 2011. The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2012, which we refer to as “fiscal year 2012.” This selection will be presented to our stockholders for ratification at the annual meeting. The Audit Committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.

We have been advised by Deloitte & Touche LLP that a representative will be present at the annual meeting and that such representative will be available to respond to appropriate questions. Such representative will be given an opportunity to make a statement if he or she so desires.

Board Recommendation

Our Board of Directors unanimously recommends a vote FOR the proposal to ratify the selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal year 2012.

Fees Paid to Deloitte & Touche LLP

We paid the following fees to Deloitte & Touche LLP for fiscal year 2011 and for the fiscal year ended March 31, 2010, which we refer to as “fiscal year 2010”:

	Fiscal Year	Fiscal Year
	2011	2010

Audit fees	$275,000	$333,000
Audit-related fees	12,738	6,287
Tax fees	5,000	61,318
All other fees	2,376	2,376

Total fees	$295,114	$402,981

Audit fees for each of fiscal year 2011 and fiscal year 2010 included fees associated with audits of our financial statements, audits of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and reviews of financial statements included in our quarterly reports on Form 10-Q.

Audit-related fees for fiscal year 2011 included fees for the issuance of a consent for a registration statement on Form S-8 and out-of-pocket expenses. Audit-related fees for fiscal year 2010 included out-of-pocket expenses billed.

Tax fees for fiscal years 2011 and 2010 included fees for Internal Revenue Service examination support related to our research and development, or R&D, tax credit and out-of-pocket expenses. The R&D tax credit being supported is for the fiscal year ended March 31, 1999 through the fiscal year ended March 31, 2008.

All other fees for fiscal years 2011 and 2010 included the subscription fee for the Deloitte & Touche LLP Technical Library Research Tool.

The Audit Committee has determined that the provision of permitted non-audit services described above has not compromised the independence of Deloitte & Touche LLP.

The Audit Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent registered public accounting firm. The Audit Committee annually pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination as to whether permitted non-audit services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee, subject to reporting any such approvals at the next Audit Committee meeting.

The Audit Committee monitors the services rendered and actual fees paid to our independent registered public accounting firm quarterly to ensure that such services are within the scope of approval. All audit and permitted non-audit services for which Deloitte & Touche LLP was engaged were pre-approved by the Chairman of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of Directors Mazurkiewicz (Chairman), Bidlack, Fortier and Malvaso, each of whom the Board of Directors has affirmatively determined is independent pursuant to the listing standards of the NYSE Amex and applicable Securities and Exchange Commission rules. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee’s charter, as last amended and restated by the Board of Directors on March 12, 2009.

The Audit Committee oversees the company’s financial reporting process on behalf of the Board of Directors, and has other duties and functions as described in its charter.

Management has the primary responsibility for the company’s financial statements and the reporting process. The company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing the company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

The Audit Committee has:

•	reviewed and discussed the company’s audited financial statements for the fiscal year ended March 31, 2011 with management and the independent registered public accounting firm;

•	discussed with the company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	received and discussed the written disclosures and the letter from the company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence; and

•	discussed with the company’s independent registered public accounting firm its independence.

When evaluating Deloitte & Touche LLP’s independence, the Audit Committee discussed with Deloitte & Touche LLP any relationships that may impact such firm’s objectivity and independence. The Audit Committee has also considered whether the provision of permitted non-audit services by Deloitte & Touche LLP is compatible with maintaining such firm’s independence, and has satisfied itself with respect to Deloitte & Touche LLP’s independence from the company and its management.

The Audit Committee discussed with the personnel responsible for the internal audit function and the company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the personnel responsible for overseeing the internal audit function and with the company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended March 31, 2011 for filing with the Securities and Exchange Commission. The Audit Committee has also selected the company’s independent registered public accounting firm for the fiscal year ending March 31, 2012 and has submitted such selection for ratification by the stockholders at the company’s annual meeting.

Audit Committee:

Gerard T. Mazurkiewicz, Chairman
Jerald D. Bidlack
Alan Fortier
James J. Malvaso

CORPORATE GOVERNANCE

Our Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and an Employee Benefits Committee. The function, composition, and number of meetings of each of these committees held during fiscal year 2011 are described below.

Director Independence

Our Board of Directors has affirmatively determined that Directors Berkeley, Bidlack, Fortier, Malvaso, Mazurkiewicz and Van Rees, and Director-nominee Barber, are each independent under the independence standards of the NYSE Amex.

Board Leadership Structure

We have a non-executive, independent Director, Jerald D. Bidlack, who serves as Chairman of our Board of Directors. Our Board of Directors believes that its leadership structure, with a non-executive chairman position separate from our President and Chief Executive Officer, provides appropriate, independent oversight of management. As Chairman of our Board of Directors, Mr. Bidlack: (1) presides at all meetings of the Board of Directors and stockholders; (2) presides during regularly held sessions with only the independent Directors; (3) encourages and facilitates active participation of all Directors; (4) develops the calendar of and agendas for Board meetings in consultation with our Chief Executive Officer and other members of the Board; (5) determines, in consultation with our Chief Executive Officer, the information that should be provided to the Board in advance of the meeting; and (6) performs any other duties requested by the Board from time to time.

Committees of the Board

The duties and responsibilities of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Employee Benefits Committee are set forth in their respective charters. The current charter of each board committee is available on our website at www.graham-mfg.com under the heading “Investor Relations” and the subheading “Corporate Governance.” The information contained on our website is not a part of this proxy statement.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” The current members of the Audit Committee are Directors Mazurkiewicz (Chairman), Bidlack, Fortier and Malvaso. The Board of Directors has affirmatively determined that each member of the Audit Committee satisfies the independence standards applicable to audit committee members specified in Section 803 of the listing standards of the NYSE Amex and applicable Securities and Exchange Commission rules. Our Board of Directors has also determined that Mr. Mazurkiewicz qualifies as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules based on his professional work experience as described in his biography under “Proposal One: Election of Directors.”

The Audit Committee reviews with Deloitte & Touche LLP, our independent registered public accounting firm, our financial statements and internal control over financial reporting, Deloitte & Touche LLP’s auditing procedures and fees, and the possible effects of professional services upon the independence of Deloitte & Touche LLP.

The Audit Committee works closely with our Board of Directors, our executive management team, and our independent registered public accounting firm to assist the Board in overseeing our accounting and financial reporting processes and financial statement audits. In furtherance of these responsibilities, the Audit Committee is charged with assisting our Board of Directors in its oversight of:

•	the integrity of our financial statements and internal controls;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm;

•	the performance of our independent registered public accounting firm; and

•	the planning for and performance of our internal audit function.

The Audit Committee is also responsible for preparing the Audit Committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with the Audit Committee’s charter.

The Audit Committee held five meetings during fiscal year 2011. The Audit Committee’s report relating to fiscal year 2011 appears under the heading “Report of the Audit Committee.”

Compensation Committee

The current members of the Compensation Committee are Directors Malvaso (Chairman), Berkeley, Bidlack, Fortier and Van Rees. The Board of Directors has affirmatively determined that each member of the Compensation Committee satisfies the independence standards specified in Section 803 of the listing standards of the NYSE Amex. Following the retirement of Director Van Rees after the annual meeting, the Board of Directors intends to appoint a new member to the Compensation Committee. The Board has not yet identified such person.

The Compensation Committee reviews and determines annually salaries, incentive cash awards and other forms of compensation paid to our executive officers and management, approves recipients of awards of stock options and restricted stock and establishes the number of shares and other terms applicable to such awards. The Compensation Committee also construes the provisions of and generally administers the Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value, which we refer to as the “Incentive Plan.” The Compensation Committee is not authorized to delegate its authority or responsibility to another person or subcommittee.

The Compensation Committee also determines the compensation paid to our Board of Directors, including fees paid for meeting attendance and equity-based awards. More information about the compensation of our Directors is set forth under the heading “Director Compensation.”

The Compensation Committee annually conducts a performance evaluation of its operation and function and recommends any proposed changes to our Board of Directors for approval.

In addition, the Compensation Committee is responsible for reviewing and discussing with management the Compensation Discussion and Analysis that Securities and Exchange Commission rules require be included in our annual proxy statement, preparing the Compensation Committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with its charter.

The Compensation Committee held three meetings during fiscal year 2011. The Compensation Committee’s report relating to fiscal year 2011 appears under the heading “Compensation Committee Report.”

For more information on the role of the Compensation Committee in determining executive compensation, see Compensation Discussion and Analysis under the heading “Executive Compensation.”

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Directors Van Rees (Chairman), Bidlack and Malvaso. The Board of Directors has affirmatively determined that each member of the Nominating and Corporate Governance Committee satisfies the independence standards specified in Section 803 of the listing standards of the NYSE Amex. Following the retirement of Director Van Rees after the annual meeting, the Board of Directors intends to appoint a new member and Chair of the Nominating and Corporate Governance Committee. The Board has not yet identified such person or persons.

The Nominating and Corporate Governance Committee evaluates, interviews and nominates candidates for election to or Board of Directors and is responsible for oversight of our corporate governance practices.

When identifying Director nominees, the Nominating and Corporate Governance Committee solicits suggestions from incumbent Directors, management, stockholders and others. In identifying and evaluating nominees, the Nominating and Corporate Governance Committee seeks candidates possessing the highest standards of personal and professional ethics and integrity; practical wisdom, independent thinking, maturity and the ability to exercise sound business judgment; skills, experience and demonstrated abilities that help meet the current needs of the Board of Directors; and a firm commitment to the interests of our stockholders. Although the Nominating and Corporate Governance Committee does not maintain a specific written diversity policy, it recognizes the value of diversity and seeks diverse candidates when possible and appropriate and considers diversity in its review of candidates. The Nominating and Corporate Governance Committee believes that diversity includes not only gender and ethnicity, but the various perspectives that come from having differing geographic and cultural backgrounds, viewpoints and life experiences.

In addition, the Nominating and Corporate Governance Committee takes into consideration such other factors as it deems appropriate. These factors may include knowledge of our industry and markets, experience with businesses and other organizations of comparable size, the interplay of the nominee’s experience with the experience of other members of the Board of Directors, and the extent to which the candidate would be a desirable addition to the Board of Directors and any of its committees. The Nominating and Corporate Governance Committee may consider, among other factors, experience or expertise in our industry, global business, science and technology, competitive positioning, corporate governance, risk management, finance or economics, and public affairs.

Pursuant to our amended and restated by-laws, stockholders of record entitled to vote in the election of Directors at any annual meeting may recommend individuals for consideration by the Nominating and Corporate Governance Committee as potential nominees by submitting written recommendations to our Corporate Secretary so that they are delivered or received no earlier than 150 days and no later than 120 days prior to the one-year anniversary of the date of the mailing of proxy materials for our 2011 annual meeting (between January 15, 2012 and February 14, 2012 for the 2012 annual meeting of stockholders). Nominations should be mailed to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020. Stockholder recommendations must contain: (1) each nominee’s name, age, business and residence addresses; (2) the nominee’s principal occupation or employment; (3) the nominee’s written consent to serve as a Director, if elected; and (4) such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to applicable rules of the Securities and Exchange Commission.

In addition, any stockholder submitting a recommendation must provide his or her own name and address as they appear on our books and records, as well as the class and number of our shares owned of record and the dates he or she acquired such shares. The stockholder also must describe all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are made by the stockholder. Furthermore, the stockholder must (1) identify any person employed, retained, or to be compensated by the stockholder submitting the nomination or by the person nominated, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the election of such nominee, and (2) briefly describe the terms of such employment, retainer or arrangement for compensation.

The Nominating and Corporate Governance Committee will evaluate Director nominees proposed by stockholders using the same criteria, and in the same manner, as described above for other nominees.

The Nominating and Corporate Governance Committee held one meeting during fiscal year 2011.

Employee Benefits Committee

The current members of the Employee Benefits Committee are Directors Van Rees (Chairman), Berkeley, Bidlack and Mazurkiewicz. Following the retirement of Director Van Rees after the annual meeting, the Board of Directors intends to appoint a new member and Chair of the Employee Benefits Committee. The Board has not yet identified such person or persons.

The Employee Benefits Committee serves as the plan administrator of our employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, including our Retirement Income Plan, Incentive Savings Plan, Medical Plan, Life Insurance Plan, Long-Term Disability Plan, Employee Stock Ownership Plan and any other employee benefit plan we maintain for which a named fiduciary is designated. The Employee Benefits Committee oversees the operation, administration, investments and compliance of each of these plans.

The Employee Benefits Committee held one meeting during fiscal year 2011.

Meeting Attendance

During fiscal year 2011, our Board of Directors held a total of seven meetings. Each Director attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors, and (2) the total number of meetings of all committees of our Board of Directors on which he or she served.

Our policy requires that each Director attend our annual meeting of stockholders or provide the Chairman of the Board with advance notice of the reason for not attending. All of our Directors attended our 2010 annual meeting of stockholders.

The Board of Director’s Role in Risk Oversight

Our Board of Directors is responsible for overseeing our risk profile and management’s processes for managing risk. This oversight is conducted primarily through our Board committees. Our Audit Committee focuses on financial risks, including those that could arise from our accounting and financial reporting processes. Additionally, our Audit Committee monitors and directs the formal risk management projects implemented by management. Our Nominating and Corporate Governance Committee focuses on the management of risks associated with board organization, membership and structure, corporate governance, and the recruitment and retention of talented board members. Our Compensation Committee focuses on the management of risks arising from our compensation policies and programs and, in particular, our executive compensation programs and policies.

As part of its risk oversight responsibilities, our Board of Directors and its committees review the policies and processes that senior management uses to manage our risk exposure. In doing so, the Board and its committees review our overall risk function and senior management’s establishment of appropriate systems and processes for managing areas of material risk to our company, including, but not limited to, operational, financial, legal, regulatory and strategic risks.

Risk Considerations in our Compensation Programs

In fiscal year 2011, we undertook a detailed company-wide analysis of our compensation programs to assess whether they encourage our employees to take unnecessary or excessive risks that could have a material adverse effect on our business. We have concluded that our compensation programs are appropriately tailored to encourage employees to grow our business, but not incent them to do so in a way that poses unnecessary or excessive material risk to us. For example, our Cash Bonus Program and our Stock Bonus Plan, which are our two primary executive compensation programs, balance each other by providing compensation that rewards short-term (Cash Bonus Program) and long-term (Stock Bonus Plan) performance. The Cash Bonus Program balances risk by considering several performance metrics and capping the maximum payout a named executive officer can receive at 150% of target bonus level (target bonus level is 60%, 35%, 35% and 25% of base salary for our Chief Executive Officer, Vice President-Finance & Administration and Chief Financial Officer, Vice President of Operations, and Controller and Chief Accounting Officer, respectively). In addition, our Stock Bonus Plan provides balanced incentives through the mix of equity and equity-based compensation awards including stock options, time-vested restricted stock and performance-vested restricted stock, which varies from year to year, and by considering several performance metrics. Together with our executive stock ownership guidelines and our conservative approach to annual bonuses, the Compensation Committee believes this mix of incentives encourages named executive officers to achieve both short-term operating and long-term strategic objectives, including the long-term performance of our stock.

In addition, in fiscal year 2011, the Compensation Committee conducted its own risk assessment. As part of that assessment, the Compensation Committee reviewed the intent, purposes and practices of our compensation programs and plans. Such review was made in connection with a review of our business and acquisition strategies. Following such review, the Compensation Committee also concluded that our compensation programs do not expose us to material risk.

Communications from Stockholders

Stockholders may send communications to the Board of Directors, or to an individual member of the Board, to the attention of: Corporate Secretary, Graham Corporation, 20 Florence Avenue, Batavia, New York 14020. The Corporate Secretary will convey all such communications to the Board, or if addressed to an individual member of the Board, to that individual Director.

EXECUTIVE OFFICERS

As of March 31, 2011, we were served by the following executive officers, who were appointed by our Board of Directors:

James R. Lines, age 50, became our President and Chief Executive Officer in January 2008. Further information about Mr. Lines is set forth under “Proposal One: Election of Directors.”

Jeffrey F. Glajch, age 48, became our Vice President-Finance & Administration and Chief Financial Officer in March 2009. From October 2006 until February 2009, he served as the Chief Financial Officer of Nukote International, a privately held global re-manufacturer of printing and imaging products. Previously, and between June 2000 and May 2006, Mr. Glajch was the Chief Financial Officer of Fisher Scientific Canada, a global healthcare and laboratory equipment company. Mr. Glajch has also previously served as a Senior Manager of Finance and Business Planning/Analysis at Walt Disney World Company, as Director of Finance/Division Controller at Great Lakes Chemical Corporation and in various financial positions with Air Products and Chemicals, Inc.

Jennifer R. Condame, age 46, became our Chief Accounting Officer in July 2008. She also serves as our Controller, a position she has held since 1994. Previously, and from 1992 to 1994, she was our Manager of Accounting and Financial Reporting. Prior to joining us in 1992, Ms. Condame was employed as an Audit Manager by Price Waterhouse, a predecessor to PricewaterhouseCoopers LLP.

Alan E. Smith, age 44, was appointed our Vice President of Operations in July 2007. Previously, from 2005 until July 2007, Mr. Smith served as Director of Operations for Lydall, Inc., a designer and manufacturer of specialty engineering products. Prior to that, he had been employed by us for fourteen years, progressing from Project Engineer to Engineering Manager.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis, which we refer to as “CD&A,” provides information about the compensation programs for our executive officers named in the 2011 Summary Compensation Table and referred to in this CD&A and in the subsequent tables as our “named executive officers.” These named executive officers are:

•	James R. Lines, our President and Chief Executive Officer;

•	Jeffrey F. Glajch, our Vice President-Finance & Administration and Chief Financial Officer;

•	Alan E. Smith, our Vice President of Operations; and

•	Jennifer R. Condame, our Chief Accounting Officer and Controller.

We have concluded that Messrs. Lines, Glajch and Smith and Ms. Condame are our only named executive officers. None of our other employees are executive officers since they are not vice presidents in charge of a principal business unit, division or function and they do not perform policy-making functions for us and/or were paid less than $100,000 by us in fiscal year 2011.

This CD&A includes the philosophy and objectives of the Compensation Committee of our Board of Directors, descriptions of each of the elements of our executive compensation programs and the basis for the compensation decisions we made during fiscal year 2011.

Executive Summary

The Compensation Committee’s philosophy focuses on aligning the interests of our named executive officers with those of our stockholders by rewarding performance that enhances the objective of increasing both current and long-term stockholder value. Our executive compensation programs are designed to provide a strong link between the amounts earned by our named executive officers and company and individual performance.

Based on our fiscal year 2010 financial performance, along with the individual performance of our named executive officers, we took the following actions early in fiscal year 2011:

•	Effective April 1, 2010, the Compensation Committee approved salary increases to the base salaries of our named executive officers as part of a company-wide base salary increase following the lifting of a one year company-wide salary freeze. The base salary of our President and Chief Executive Officer was increased by 3.8% and the base salary of each of our other named executive officers was increased by 3.0%.

•	Effective April 1, 2010, in recognition of his leadership in the management of our business during the economic recession, the commitment he maintained to advancing our strategies for improving operating performance and for expanding our sales organically and through acquisitions while remaining focused on cost control and profitability during fiscal year 2010, the Compensation Committee approved an increase in our President and Chief Executive Officer’s target long-term incentive percentage under our Stock Bonus Plan from 35% to 42%.

Despite a difficult economic environment during fiscal year 2011, our named executive officers continued to take steps to contain costs, increase productivity, improve processes and grow our market share in our existing business. They also successfully executed our acquisition strategy. Our named executive officers adeptly managed our business during a difficult economic climate and delivered the following successes:

•	We ended the fiscal year with a backlog of $91.1 million;

•	We achieved a 11.8% operating margin on a 19% increase in sales;

•	We successfully acquired Energy Steel & Supply Co. and effectively managed the initial stages of the integration of Energy Steel’s business into the Graham organization; and

•	Our cash and investment holdings were $43.1 million and we ended the fiscal year with an exceptionally strong balance sheet.

The Compensation Committee believes our named executive officers performed exceptionally well in a difficult and challenging business environment. Through their skilled leadership and decisive actions, the Compensation Committee believes that our company was able to seize both existing and unique business opportunities in a depressed economic market. These decisions resulted in stable growth through a tumultuous period, as summarized in the charts below.

Graham has Maintained Growth and Stability in a Challenging Environment	Graham has Effectively Managed its Working Capital

Moreover, historical operating performance for our company has improved dramatically when compared to past performance. The improvement in operating performance is, in our opinion, directly linked to stockholder benefit as evidenced by our total stockholder return of 34.1% and 219% for the periods of fiscal year 2011 and fiscal year 2007 through fiscal year 2011, respectively. We calculate total stockholder return for this purpose as our stock price at the end of the relevant period minus the stock price at the beginning of the relevant period plus any dividends paid during such period divided by our stock price at the beginning of the relevant period.

Based on our fiscal year 2011 financial performance, along with the individual performance of our named executive officers, we took the following actions:

•	Effective April 1, 2011, the Compensation Committee approved salary increases to the base salaries of our named executive officers as part of a company-wide base salary increase. The base salary of each of our named executive officers was increased by 3.0%, reflecting the same percentage increase as the company-wide salary increases.

•	As described more fully under the heading “Annual Cash Incentive Compensation” in this CD&A, our Cash Bonus Program is strongly linked with company performance against key financial metrics, in addition to individual performance goals, in line with our “pay for performance” philosophy. For fiscal year 2011, the Compensation Committee used net income and average working capital as a percentage of sales as the key financial metrics in evaluating company performance. Our performance with respect to these metrics exceeded the target levels, and therefore resulted in the payment of annual cash incentive compensation above target levels for our named executive officers. The annual cash incentive compensation earned by each of the named executive officers during fiscal year 2011 is shown in the 2011 Summary Compensation Table.

•	As described more fully under the heading “Long-Term Equity Incentive Compensation” in this CD&A, we awarded long-term incentive compensation under our Stock Bonus Plan in the form of time-vested restricted stock and performance-vested restricted stock. Due to the reporting rules of the Securities and Exchange Commission, the long-term incentive awards included in this year’s Summary Compensation Table reflect the awards that were granted in fiscal year 2011 based on fiscal year 2010 performance, and not the awards that were granted in fiscal year 2012 based on fiscal year 2011 performance.

In support of our “pay for performance” philosophy, our executive compensation is heavily weighted toward incentive (variable) compensation, and the level of variable, or “at risk,” compensation increases as the level of responsibility increases. As shown below, 50% of our Chief Executive Officer’s compensation is provided through annual and long-term incentive compensation, and, on average, 40% of our other named executive officers’ compensation is provided through annual and long-term incentive compensation.

CEO Target Total Direct Compensation — FY2011	All Other Named Executives

Our executive compensation programs contain other key components and features that are designed to reinforce our “pay for performance” philosophy. For example:

•	We do not reimburse or “gross-up” our named executive officers for any of the taxes associated with any of the compensation and benefits we provide to them.

•	We maintain “double-triggered” agreements with certain of our named executive officers under which payment is triggered only by certain terminations of employment subsequent to a change in control of our company.

•	We award a significant portion of our long-term incentive compensation in shares of performance-vested restricted stock, which vest on the third anniversary of the date of grant only upon the achievement of performance metrics, and stock options, which only have value based on an increase in our stock price.

•	The Compensation Committee incorporates tally sheets as an analytical tool as part of its annual executive compensation review.

•	We require all of our named executive officers to hold substantial amounts of our stock. We believe that our robust stock ownership guidelines drive an ownership culture, and enhance the connection between our management and our stockholders.

Principles and Objectives

In establishing executive compensation, the guiding principles and objectives of the Compensation Committee are as follows:

•	To provide a reasonable level of compensation sufficient to attract and retain executive personnel best suited by training, ability, and other relevant criteria for our management requirements;

•	To balance base compensation (non-contingent) and incentive compensation (contingent upon performance) for the purpose of motivating executive personnel; and

•	To determine the extent and method of aligning the financial interest of our executive officers with the interests of our stockholders in the appreciation of their investment.

The Compensation Committee considers various measures of company and industry performance when determining named executive officer compensation, including revenue, net income, earnings per share, total market value, average working capital, performance relative to the market and total stockholder return. As described further below under the heading “Use of Peer Group Compensation Data,” the Compensation Committee also reviews data on the executive compensation programs of other comparably-sized companies both within our industry and in our geographic region as part of the process of establishing and maintaining our executive compensation programs.

Our executive compensation programs are designed to reward our named executive officers for company and individual performance that creates both current and long-term stockholder value. We describe the company and individual performance measures that the Compensation Committee takes into account in determining cash and equity-based incentive awards for our named executive officers below under the headings “Annual Cash Incentive Compensation” and “Long-Term Equity Incentive Compensation,” respectively.

How We Make Compensation Decisions

Role of the Compensation Committee

Our Compensation Committee designs and implements compensation programs that further the intent and purpose of our fundamental compensation philosophy, principles and objectives. Our Compensation Committee is responsible for setting appropriate compensation levels for our named executive officers, and determines base salary, as well as cash and equity-based incentive awards for each of our named executive officers.

We have included additional information about the Compensation Committee under the heading “Corporate Governance.”

Role of Named Executive Officers in Compensation Decisions

Within the framework of the executive compensation programs approved by the Compensation Committee and based on management’s review of market competitive positions, our Chief Executive Officer annually reviews the performance of our other named executive officers and presents such performance information to the Compensation Committee. In addition, our Chief Executive Officer makes recommendations to the Compensation Committee with respect to the salary, cash incentive and equity-based compensation paid to our other named executive officers. The Compensation Committee considers such performance information in determining each element of compensation for the other named executive officers. The Compensation Committee uses its discretion to determine whether to accept, reject or modify any adjustments to awards that may be recommended by our Chief Executive Officer. The Compensation Committee annually reviews the performance of our Chief Executive Officer. Our Chief Executive Officer does not play any role with respect to any matter affecting his own compensation.

On an annual basis, our Chief Executive Officer also approves and recommends to the Compensation Committee the individual objectives for our other named executive officers in connection with the incentive awards under the Stock Bonus Plan and Cash Bonus Program. The Chairman of our Compensation Committee, in consultation with the Chairman of our Board of Directors, approves individual objectives for our Chief Executive Officer.

Utilization of Outside Consultants by the Compensation Committee

Our Compensation Committee believes that it benefits from external advice and assistance to help meet its objectives and fulfill its responsibilities. Outside consultants engaged by the Compensation Committee educate and inform committee members with regard to compensation matters, including the advantages and disadvantages of existing and proposed compensation programs, and keep the Compensation Committee abreast of current and emerging compensation trends both within our industry and for companies of similar size and stature. These consultants also advise the Compensation Committee with respect to various compensation alternatives, provide the Committee with relevant market compensation data and assist the Committee in analyzing such data when making compensation decisions.

In fiscal year 2009, our Compensation Committee worked with the Hay Group, a nationally recognized compensation consulting firm, to act as its compensation consultant. The Hay Group provided consultation and advice to the Committee regarding our revised executive officer and director compensation programs. During fiscal year 2011, although the Chairman of the Compensation Committee periodically discussed various compensation-related issues with the Hay Group, the Hay Group did not provide any formal reports to the Compensation Committee and did not attend any Compensation Committee meetings. Although the Compensation Committee does not routinely engage the Hay Group or any other consultant to provide formal analysis in accordance with a pre-determined schedule, in practice, the Committee has undertaken a comprehensive analysis of its compensation programs every several years, most recently during the fiscal year 2009. The Compensation Committee also requests outside legal counsel to provide it with advice from time to time.

Use of Peer Group Compensation Data

When making compensation decisions, the Compensation Committee considers executive compensation programs and individual elements of compensation paid to other named executive officers at a group of comparably-

sized companies both within our industry and in our geographic region or which we otherwise consider to be our peers.

The Compensation Committee believes that a review of compensation at our peer group companies should be one point of reference for validating our compensation decisions; however, in any given year, actual individual compensation elements or total compensation for a named executive officer may be set above or below that of our peer group companies based on factors such as individual experience or tenure with us, specialized skills, achievement of performance goals, retention and the Compensation Committee’s desire to achieve a specified mix of compensation. The Compensation Committee uses this peer group compensation data to provide an informational perspective on our compensation practices, levels of base salary and target levels of annual cash and long-term equity incentive compensation. The Compensation Committee also examines national and regional trends when making executive compensation decisions.

We formalized our peer group in connection with examination of our executive compensation programs during fiscal year 2009. Our peer group has not been adjusted since, and continues to consist of the following companies:

Ampco-Pittsburgh Corp.	Mod Pac Corp.
American Electric Technologies, Inc.	North American Galvanizing & Coatings Inc.
Astronics Corp.	Peerless Manufacturing Co.
Dynamic Materials Corp.	Servtronics Inc.
Fuel Tech, Inc.	SIFCO Industries, Inc.
Gencor Industries Inc.	T-3 Energy Services Inc.
Gorman-Rupp Co.	Taylor Devices, Inc.
Lydall Inc.	Turbochef Technologies, Inc.
Met Pro Corp.	WSI Industries, Inc.
MFRI Inc.

Together with its compensation consultant, the Compensation Committee intends to periodically review and update the composition of our peer group.

Executive Compensation Components

The fiscal year 2011 total compensation package for our named executive officers consisted of the following primary components:

Performance
Compensation Element	Form of Compensation	Purpose	Criteria

Base salary	Cash	Provide compensation that is not “at-risk” to compensate our named executive officers for services rendered during the fiscal year	Not performance-based
Annual incentive compensation	Cash	Motivate our named executive officers to attain vital short-term company and individual objectives	Net income, average working capital percentage and individual goals

Long-term incentive compensation	Equity	Incent our named executive officers to focus on company growth, align their compensation with our business strategy and create value for our stockholders	Performance-vested restricted stock is based on net income and average working capital percentage
Health and welfare plans	Eligibility to receive health and other welfare benefits paid for by the company, including life insurance, short- and long-term disability insurance and a comprehensive medical and dental plan	Provide a competitive employee benefits program	Not performance-based

Performance
Compensation Element	Form of Compensation	Purpose	Criteria

Retirement benefits	Eligibility to participate in, and receive company contributions to, a defined benefit pension plan and a non-qualified deferred compensation plan (Mr. Lines, Mr. Smith and Ms. Condame only), a defined contribution plan (Mr. Glajch only in lieu of his participation in the defined benefit pension plan), and 401(k) plan (available to all employees).	Provide an incentive for long-term retention of our named executive officers	Not performance-based
Limited perquisites and other personal benefits	A $5,000 allowance for the Chief Executive Officer to purchase term life insurance and a $2,500 allowance for other named executive officers to purchase term life insurance plus an additional amount necessary to purchase a personal umbrella insurance policy	Provide a competitive compensation package, facilitate strong, focused performance and better enable us to attract and retain superior employees for key positions	Not performance-based

We do not have a specific policy for the allocation of compensation between short-term and long-term compensation or cash and equity compensation, as the allocation of these items is primarily driven by market compensation information and company performance.

We generally do not consider gains realized from prior compensation, such as stock option exercises and restricted stock vesting, in setting other elements of compensation. We believe that reducing or limiting current stock option grants or restricted stock awards because of prior gains realized by a named executive officer would unfairly penalize the officer for outstanding past performance and reduce the motivation for continued outstanding achievement. Similarly, our severance and change-in-control arrangements, which we discuss in detail under the heading “Potential Payments upon Termination or Change in Control,” do not affect our decision regarding other elements of compensation. Those arrangements serve specific purposes that are unrelated to the determination of a named executive officer’s compensation for a specific year.

Annual Base Salaries

The Compensation Committee reviews base salaries for each of our named executive officers at least annually. For fiscal year 2011, the Compensation Committee set the base salaries based on the following factors:

•	Company performance;

•	Individual performance;

•	Job responsibilities;

•	Internal pay equity; and

•	Peer group data.

We instituted a company-wide salary freeze beginning in September 2009. Due to improving business conditions and our improved operational performance, the salary freeze was lifted effective April 1, 2010. The Compensation

Committee approved increases to the base salaries of each of our named executive officers, effective April 1, 2010, as follows:

	Fiscal year 2010	Percentage	Fiscal year 2011
Named Executive Officer	Base Salary	Increase	Base Salary

James R. Lines	$265,000	3.8%	$275,000
Jeffrey F. Glajch	$210,000	3.0%	$216,300
Alan E. Smith	$178,190	3.0%	$183,536
Jennifer R. Condame	$128,750	3.0%	$132,613

The base salaries we paid to our named executive officers during fiscal year 2011 are shown in the “Salary” column of the 2011 Summary Compensation Table.

Annual Cash Incentive Compensation

Our Cash Bonus Program is designed to compensate our named executive officers for above-average performance through an annual cash incentive award related both to company and individual performance. We instituted the Cash Bonus Program because we believe it effectively rewards both short-term individual and company performance.

For fiscal year 2011, the Compensation Committee set target bonus levels at 100% attainment of both company and individual objectives as follows: Mr. Lines-60% of base salary; Mr. Glajch - 35% of base salary; Mr. Smith-35% of base salary; and Ms. Condame-25% of base salary. Each named executive officer may receive anywhere from 0% to 150% of his or her target bonus level depending on the attainment of objectives, as follows:

•	If a named executive officer does not achieve the threshold level of performance, no bonus is paid.

•	If the threshold level of performance is achieved, 50% of the target bonus is payable to the named executive officer.

•	100% of the target bonus is payable if the target level of performance is achieved.

•	A maximum of 150% of the target bonus is payable if the maximum level of performance is achieved.

•	Linear interpolation is used to determine the percentage of the target bonus payable based on performance in between threshold and target or target and maximum.

A summary of the performance goals for our named executive officers and their respective weightings for fiscal year 2011 is as follows:

Performance Goals under the Cash Bonus Program

The net income performance metric is defined as gross sales minus expenses and taxes. The average working capital percentage performance metric is defined as gross inventory plus gross trade accounts receivable minus trade payables divided by sales. The Compensation Committee selected net income and average working capital as the measures of short-term performance because they capture our profitability and our efficient use of cash during the applicable time period.

Company objectives for net income and average working capital are typically set during our annual budgeting process and are approved by our Board of Directors along with our annual budget immediately prior to the beginning of the relevant fiscal year. Individual objectives are set on or before the determination of the annual budget. The Chairman of our Compensation Committee, in consultation with our Chairman of the Board, approves individual objectives for our Chief Executive Officer. The individual objectives for our other named executive officers are developed by our Chief Executive Officer in alignment with or corporate strategy and recommended to our Compensation Committee Chair for approval.

For fiscal year 2011, the threshold, target, maximum and actual performance metrics used under the Cash Bonus Program were as follows:

Performance Measure	Threshold	Target	Maximum	Actual

Net Income	$3.85 million	$5 million	$7 million	$5.6 million
Average Working Capital Percentage	13.2%	12.4%	11.5%	10.8%

Each year, the Compensation Committee also establishes individual goals for our named executive officers, which are used to determine whether the personal goals performance metric has been met. During fiscal year 2011, the individual objectives for our named executive officers were as follows:

•	Mr. Lines-continue to strengthen and act on our strategy to expand our global market share in developing markets and execute an acquisition strategy to increase revenue and profitability, among other things.

•	Mr. Glajch-continue to implement an acquisition strategy to increase revenue and profitability and increase profitability through cost reductions, among other things.

•	Mr. Smith-implement initiatives to minimize rework caused by errors and improve manufacturing efficiency, among other things.

•	Ms. Condame-implement processes and controls within the finance department to accommodate the integration of an acquisition and continue to ensure compliance with regulatory reporting requirements, among other things.

At its May 26, 2011 meeting, the Compensation Committee reviewed each named executive officer’s achievement of company and individual objectives during fiscal year 2011 and approved the award of cash incentive compensation under the Cash Bonus Program. Based on our performance during fiscal year 2011, the Compensation Committee determined that our named executive officers surpassed the target level of performance under the net income component of their respective awards under the Cash Bonus Program. The Compensation Committee also determined that our named executive officers achieved the maximum level of performance under the average working capital percentage component of the Cash Bonus Program. The Compensation Committee further determined that our named executive officers achieved the following percentages of their respective personal goals: Mr. Lines-120%; Mr. Glajch-138%; Mr. Smith-110%; and Ms. Condame-150%. The personal goals component of each named executive officer’s respective award under the Cash Bonus Program was not directly tied to the financial performance objectives. As a result, while we did achieve or exceed the target level of performance for our net income and average working capital measures, each of our named executive officers could have earned the percentage of the Cash Bonus Program attributable to achievement of personal goals even if we did not reach the required targets for such performance measures.

Based on these achievements, the cash incentive compensation earned under the Cash Bonus Program for the named executive officers for fiscal year 2011 was as follows:

		Percent of
		Maximum
Named Executive Officer	Bonus Award	Available Bonus

James R. Lines	$200,970	81.1%
Jeffrey F. Glajch	$94,915	83.5%
Alan E. Smith	$76,057	78.9%
Jennifer R. Condame	$43,166	86.8%

The amount of these cash awards earned by each named executive officer in fiscal year 2011 is shown in the “Non-Equity Incentive Plan Compensation” column of the 2011 Summary Compensation Table.

Under the Cash Bonus Program, special awards may be made to a named executive officer who has made an extraordinary contribution to us during the fiscal year. Such awards are generally recommended in writing by our Chief Executive Officer to the Chairman of the Compensation Committee and approved by the Compensation Committee before grant. The Compensation Committee also has the discretion to include or exclude extraordinary events that either positively or negatively affect financial performance in the financial calculations regarding the achievement of company objectives. No such awards were made in fiscal year 2011 and no extraordinary events were considered by the Compensation Committee during the year.

Long-Term Equity Incentive Compensation

Our Annual Stock-Based Long-Term Incentive Award Plan for Senior Executives, referred to as the Stock Bonus Plan, is designed to motivate our named executive officers to increase stockholder value by providing them with long-term stock-based awards for above-average company performance.

Long-term incentive opportunities are intended to be competitive with the long-term incentive opportunities offered by companies constituting our peer group and by other comparably-sized companies in our geographic region. Stock options and restricted stock, if granted, are approved by the Compensation Committee on an annual basis at a meeting after the fiscal year end. All stock options and shares of restricted stock are issued under our Incentive Plan, a comprehensive executive compensation plan that provides for the grant of stock options, restricted stock, and other stock-related awards, as well as other awards that may be settled in cash or other property.

All of our currently-employed named executive officers are eligible to participate in the Stock Bonus Plan. The Stock Bonus Plan provides that (1) annual awards under the Stock Bonus Plan for fiscal years that commence in even years (e.g., 2010, 2012 etc.) will consist of stock options and shares of performance-vested restricted stock, and (2) annual awards under the Stock Bonus Plan for fiscal years that commence in odd years (e.g., 2011, 2013, etc.) will consist of time-vested restricted stock and performance-vested restricted stock.

Options.  We utilize stock options as an element of compensation because we believe that stock options motivate our named executive officers to increase stockholder value as the options only have value to the extent the price of our common stock on the date of exercise exceeds the stock price on the grant date. Therefore, compensation is only realized by our named executive officers if our stock price increases over the term of the award. Unless the Compensation Committee determines otherwise, an option will vest over a three-year period, with 33 1/3% of the shares subject to such option vesting on each of the first, second and third anniversaries of the date of grant.

Time-Vested Restricted Stock.  We utilize time-vested restricted stock as an element of compensation because we believe that time-vested restricted stock helps us retain our named executive officers by offering our named executive officers the opportunity to receive shares of our common stock if they continue to be employed by us on the date the time-vested restricted stock vests. The number of shares of time-vested restricted stock awarded to our named executive officers is determined based on the achievement of specified performance metrics. Unless the Compensation Committee determines otherwise, 50% of the shares of time-vested restricted stock will vest on the second anniversary of the date of grant and the remaining 50% of the shares will vest on the fourth anniversary of the date of grant.

Performance-Vested Restricted Stock.  In fiscal year 2011, we began to utilize performance-vested restricted stock as an element of compensation because we believe that performance-vested restricted stock helps us reward our named executive officers by conditioning the grant of restricted stock upon the satisfaction of certain company objectives. The number of shares of performance-vested restricted stock awarded to our named executive officers under the Stock Bonus Plan is determined based on a percentage of each named executive officer’s annual base salary. Unless the Compensation Committee determines otherwise, the shares of performance-vested restricted stock will vest on the third anniversary of the date of grant, subject to satisfaction of the performance metrics for the applicable three-year period.

Awards Granted For Fiscal Year 2010.  In accordance with the provisions of the Stock Bonus Plan, on May 20, 2010, the Compensation Committee granted awards for fiscal year 2010 company and individual performance. Such awards consisted of nonqualified stock options and shares of performance-vested restricted stock.

The number of stock options and shares of performance-vested restricted stock awarded by the Compensation Committee to our named executive officers was determined using each such officer’s Long-Term Incentive Percentage, which we refer to as the “L-T Percentage,” in effect for fiscal year 2010. For fiscal year 2010, the L-T Percentage for each of our named executive officers was as follows: Mr. Lines-35%; Mr. Glajch-35%; Mr. Smith-35% and Ms. Condame-25%.

•	The number of stock options awarded was determined by multiplying 50% of each named executive officer’s base salary in effect for fiscal year 2010 by such officer’s L-T Percentage, and then dividing the product by the value of a stock option using the Black-Scholes valuation as of the ninth day prior to the date of grant.

•	The number of shares of performance-vested restricted stock was determined by multiplying 50% of each named executive officer’s base salary in effect for fiscal year 2010 by such officer’s L-T Percentage, and then dividing the product by the closing price of our common stock on the NYSE Amex exchange on the seventh day prior to the date of grant.

The closing price of our common stock on the NYSE Amex exchange on May 20, 2010 was $15.25. The chart below shows the number of stock options and shares of performance-vested restricted stock awarded to our named executive officers for fiscal year 2010:

		Number of Shares of
	Number of Options	Restricted Stock
Named Executive Officer	Awarded	Granted(1)

James R. Lines	4,638	5,161
Jeffrey F. Glajch	3,675	4,090
Alan E. Smith	3,118	3,471
Jennifer R. Condame	1,609	1,791

(1)	The number of shares that will vest in fiscal year 2013 is based upon our achievement of two performance criteria. Those performance criteria consist of a relative metric (our EBIT margin for fiscal year 2013 as compared to the Baird Industrial Company Composite for calendar year 2012) and an absolute metric (Net Income for fiscal year 2013). The number of shares set forth in the chart above assumes maximum achievement of such performance criteria. Once achievement of the performance criteria is determined for fiscal year 2013, the actual number of shares to which each named executive officer is entitled will be adjusted accordingly. In the event a named executive officer’s employment terminates prior to the conclusion of fiscal year 2013 for reasons other than death or retirement, such officer’s right to receive the restricted stock shall be forfeited.

The Compensation Committee seeks to establish performance goals that are challenging but attainable based on our business and financial plan for the year. When establishing performance goals, the Compensation Committee reviews and discusses our business and financial plans for that year and the opportunity to generate stockholder value. The Compensation Committee establishes a range of performance goals for the year as well as individual payment thresholds, targets and maximums for each goal.

Information regarding the option awards and performance-vested restricted stock awards granted to each named executive officer in fiscal year 2011 is set forth in the 2011 Summary Compensation Table, as well as in the 2011 Grants of Plan-Based Awards Table.

Awards Granted For Fiscal Year 2011.  Awards for company and individual performance during fiscal year 2011 were granted during fiscal year 2012 on May 26, 2011. Such awards consisted of shares of time-vested restricted stock and shares of performance-vested restricted stock. While such restricted stock awards were awarded for performance during fiscal year 2011, pursuant to the Securities and Exchange Commission’s disclosure rules, such restricted stock awards will be reported in our 2012 Summary Compensation Table and 2012 Grants of Plan-Based Awards Table.

Perquisites and Other Personal Benefits

We provide perquisites to our named executive officers to provide health and welfare benefits at the same level as those available to all employees. Additional perquisites and benefits are designed to attract, retain and reward named executive officers by providing an overall benefit package similar to those received by similarly-situated executive officers at comparably-sized companies in our industry and geographic region.

During fiscal year 2011, we made contributions to the 401(k) accounts of each of our named executive officers pursuant to our Incentive Savings Plan, and paid premiums for life insurance policies for the benefit of each of our named executive officers. In addition, all of our named executive officers presently participate in our short-term disability program that is available to our managers and executive officers. We also make available to our named executive officers health insurance and long-term disability programs that are generally available to our salaried employees.

Our named executive officers also receive up to $2,500 for the purpose of purchasing term life insurance with a named beneficiary of each officer’s choosing as well as an additional amount necessary for our named executive officers to purchase a personal umbrella insurance policy. Our Chief Executive Officer is entitled to up to $5,000 for the purpose of purchasing term life insurance.

Retirement Benefits

We provide retirement benefits to our named executive officers to provide welfare benefits as available to all employees. Additional retirement benefits are designed to attract, retain and reward named executive officers by providing an overall benefit package similar to those received by similarly-situated executive officers at comparably-sized companies in our industry and geographic region.

Mr. Lines, Mr. Smith and Ms. Condame are all eligible to participate in our Retirement Income Plan, which is a defined benefit pension plan for the benefit of our domestic employees hired prior to January 1, 2003. Benefits are based on the employee’s years of service and average annual base salary for the five highest consecutive calendar years of compensation in the ten-year period preceding retirement. Mr. Glajch participates in our Incentive Savings Plan, which is a defined contribution plan that provides for both employer and employee contributions (Mr. Glajch receives an annual employer contribution equal to 3.25% of his base salary).

We also make available to our named executive officers our Supplemental Executive Retirement Plan, which is intended to provide eligible participants and their surviving spouses and beneficiaries with the amount of employer-provided retirement benefits that the Retirement Income Plan would provide, but for the limitation on compensation that may be recognized under tax-qualified plans imposed by section 401(a)(17) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” and the limitations on benefits imposed by sections 415(b) and (e) of the Code.

We have provided more information about our defined benefit retirement plans and the benefits payable to our named executive officers under such plans, under the heading “Pension Benefits at March 31, 2011.”

Employment Agreements and Payments upon Termination or Change in Control

We have entered into employment agreements with Mr. Lines, Mr. Glajch, and Mr. Smith. The decisions to enter into employment agreements with such officers and the terms of those agreements were based on our need to motivate and retain talent for our long-term growth. The material terms of the employment agreements with our named executive officers are described under the heading “Employment Agreements.”

We have agreed to provide payments to each of our named executive officers in the event of a termination of employment as a result of normal and early retirement, involuntary termination, death and disability. Mr. Lines and

Mr. Glajch are also eligible to receive payments in the event of termination following a change in control. These arrangements are designed to promote stability and continuity of our named executive officers. Information on these arrangements for the named executive officers is provided below under the heading “Potential Payments upon Termination or Change in Control.”

Stock Ownership Guidelines

In order to more closely align the interests of our named executive officers with the best interests of our stockholders, the Compensation Committee has established minimum stock ownership guidelines that require our named executive officers to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock within specified time frames. A summary of our current stock ownership guidelines for our named executive officers is as follows:

Chief Executive Officer (principal executive officer)	Common stock with a value equal to at least 3.00 times his annual base salary.
Other named executive officers	Common stock with a value equal to at least 1.00 times his or her annual base salary.

Our stock ownership guidelines also require our named executive officers to retain 50% of the net shares they realize (after tax) when a restricted stock award vests or a stock option is exercised until they are in compliance with the guidelines, unless waived by the Chairman of the Compensation Committee.

The Compensation Committee monitors the progress made by our named executive officers in achieving their stock ownership guidelines and, if circumstances warrant, may modify the guidelines and/or time frames for one or more of our named executive officers. Under the guidelines, our named executive officers are directed to be in compliance with their respective ownership objectives within five years of becoming a named executive officer or by the end of our fiscal year ending March 31, 2014 (five years from the date when the stock ownership guidelines were last amended). In the event that a named executive officer does not meet his or her ownership guidelines, this fact may be taken into consideration by the Compensation Committee when evaluating such executive’s overall performance. As of the end of fiscal year 2011, each of our named executive officers was making meaningful progress towards compliance with our stock ownership guidelines.

Certain Tax and Accounting Implications

We periodically review accounting and tax laws, rules and regulations that may apply to our compensation programs. However, tax and accounting considerations have not significantly impacted the compensation programs that we offer to our named executive officers.

The Impact of Deductibility of Compensation.  As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Compensation Committee reserves the ability to approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Accounting for Stock-Based Compensation.  We account for stock-based employee compensation at fair value of the awards on the grant date and recognize the related cost in our statements of operations and retained earnings in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation-Stock Compensation, which we refer to as FASB ASC Topic 718, formerly SFAS No. 123(R), “Share-Based Payment,” which we adopted effective April 1, 2006 utilizing the modified prospective method. These stock-based payments include awards made under our Incentive Plan.

Compensation Committee Report1

The Compensation Committee, which is comprised entirely of independent Directors, has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement in accordance with Item 402(b) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

James J. Malvaso, Chairman
Helen H. Berkeley
Jerald D. Bidlack
Alan Fortier
Cornelius S. Van Rees

1 The material in this report is not “soliciting material,” is not deemed to be filed with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

2011 Summary Compensation Table

The following table shows information regarding the compensation of our President and Chief Executive Officer (our principal executive officer), our Vice President-Finance & Administration and Chief Financial Officer (our principal financial officer) and our two other named executive officers for services rendered to us in all capacities for the fiscal years ended March 31, 2011, 2010 and 2009.

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred	All
			Stock	Option	Incentive Plan	Compensation	Other
	Fiscal	Salary(1)	Awards(2)(4)	Awards(3)(4)	Compensation(5)	Earnings(6)	Compensation(7)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)

James R. Lines,	2011	$275,000	$39,360	$40,722	$200,970	$126,100	$12,402	$694,554
President and Chief	2010	265,000	48,597	54,897	217,295	154,519	16,828	757,136
Executive Officer	2009	265,000	51,384	41,943	190,005	19,264	9,293	576,889
(principal executive officer)

Jeffrey F. Glajch(8)	2011	216,300	31,186	32,267	94,915	—	16,122	390,790
Vice President-Finance &	2010	210,000	—	43,504	97,388	—	13,060	363,952
Administration and Chief Financial Officer (principal financial officer)	2009	17,500	—	4,800	—	—	—	22,300

Alan E. Smith	2011	183,536	26,459	27,376	76,057	42,281	7,919	363,628
Vice President of Operations	2010	178,190	29,299	33,103	90,431	49,622	8,962	389,607
	2009	159,790	22,604	18,453	66,832	9,422	9,586	286,687

Jennifer R. Condame	2011	132,613	13,664	14,127	43,166	29,502	7,287	240,359
Controller and Chief	2010	128,750	—	24,825	46,672	43,014	4,489	247,750
Accounting Officer	2009	119,824	—	34,271	35,019	2,867	8,346	200,327

(1)	The amounts shown in this column include cash compensation earned and paid, and cash compensation deferred at the election of each named executive officer under our Incentive Savings Plan (our 401(k) plan).

(2)	Restricted stock awards are granted under our Incentive Plan. The dollar values of time-vested restricted stock awards shown in this column are equal to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value of the performance-vested restricted stock awards shown in this column is computed based upon the probable outcome of the performance goals as of the grant date, in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The maximum value of the performance-vested restricted stock awards, assuming the highest level of performance conditions is achieved, is as follows for fiscal year 2011: Mr. Lines-$78,705; Mr. Glajch - $62,373; Mr. Smith-$52,933; Ms. Condame-$27,313. A discussion of the assumptions used to calculate grant date fair value is set forth in Note 11 (Stock Compensation Plans) to the Consolidated Financial Statements in our annual reports on Form 10-K for the fiscal years ended March 31, 2011, 2010 and 2009.

(3)	Stock option awards are granted under our Incentive Plan. The dollar values of stock option awards shown in this column are equal to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. A discussion of the assumptions used to calculate grant date fair value is set forth in Note 11 (Stock Compensation Plans) to the Consolidated Financial Statements in our annual reports on Form 10-K for the fiscal years ended March 31, 2011, 2010 and 2009.

(4)	Information regarding restricted stock and stock options granted to our named executive officers in fiscal year 2011 is shown in the 2011 Grants of Plan-Based Awards Table.

(5)	The amounts shown in this column reflect the cash payment made to our named executive officers under the Cash Bonus Program in effect for fiscal year 2011. Awards under the Cash Bonus Program were made by the Compensation Committee of the Board of Directors on May 26, 2011.

(6)	The amounts shown in this column reflect the changes in the actuarial present values under our Retirement Income Plan and our Supplemental Executive Retirement Plan. See “Pension Benefits at March 31, 2011” for more information on our Retirement Income Plan and our Supplemental Executive Retirement Plan.

(7)	All Other Compensation consists of the following:

			Defined
			Contribution	Professional
			Plan	Engineering	Service
	Insurance	401(k) Plan	Contributions	License Fee	Award	Total
Named Executive Officer	($)	Contributions ($)	($)	($)	($)	($)

James R. Lines	$7,502	$4,900	—	—	—	$12,402
Jeffrey F. Glajch	4,243	4,900	6,979	—	—	16,122
Alan E. Smith	1,269	4,900	—	1,750	—	7,919
Jennifer R. Condame	3,671	3,616	—	—	—	7,287

(8)	Mr. Glajch joined us as our Vice President-Finance & Administration and Chief Financial Officer in March 2009.

2011 Grants of Plan-Based Awards

The following table shows information regarding the grants of annual incentive cash compensation, stock options and restricted stock during fiscal year 2011 to our named executive officers.

									All Other
									Option Awards:
			Estimated Future Payouts			Estimated Future Payouts			Number of	Exercise or	Grant Date
			Under Non-Equity Incentive			Under Equity Incentive			Securities	Base Price	Fair Value
			Plan Awards(1)			Plan Awards(2)			Underlying	of Option	of Stock
	Type of	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options(3)	Award	and Option
Name	Award	Date	($)	($)	($)	($)	($)	($)	(#)	($/Sh)	Awards ($)(4)

James R. Lines	Options	5/20/10							4,638	$15.25	$40,722

	Restricted Stock	5/20/10				$57,750	$115,500	$231,000			39,360

	Cash Bonus		82,500	165,000	247,500

Jeffrey Glajch	Options	5/20/10							3,675	15.25	32,267

	Restricted Stock	5/20/10				37,853	75,705	151,410			31,186

	Cash Bonus		37,853	75,705	113,558

Alan E. Smith	Options	5/20/10							3,118	15.25	27,376

	Restricted Stock	5/20/10				32,119	64,238	128,475			26,459

	Cash Bonus		32,119	64,238	96,357

Jennifer R. Condame	Options	5/20/10							1,609	15.25	14,127

	Restricted Stock	5/20/10				16,577	33,153	66,307			13,664

	Cash Bonus		16,577	33,153	49,730

(1)	The amounts shown in these columns reflect the incentive cash compensation amounts that potentially could have been earned during fiscal year 2011 based upon the achievement of company and individual performance goals under our Cash Bonus Program. The amounts of actual cash awards earned in fiscal year 2011 by our named executive officers under our Cash Bonus Program are set forth in the “Non-Equity Incentive Plan Compensation” column in the 2011 Summary Compensation Table above. For more information regarding annual incentive cash compensation under our Cash Bonus Program, see “Annual Cash Incentive Compensation” in CD&A.

(2)	Our restricted stock awards are denominated in dollars, but payable in stock. We determine the number of shares of restricted stock to grant by dividing the dollar value of the award by the closing price of a share of our common stock on the date of grant. For more information regarding restricted stock awards under our Stock Bonus Plan, see “Performance-Vested Restricted Stock” and “Awards Granted For Fiscal Year 2010” in CD&A.

(3)	These stock options were awarded pursuant to our Stock Bonus Plan and issued under our Incentive Plan.

(4)	The dollar values of stock options and restricted stock disclosed in this column are equal to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of the performance-vested restricted stock awards is computed based upon the probable outcome of the performance goals as of the grant date. A discussion of the assumptions used to calculate the grant date fair values is set forth in Note 11 (Stock Compensation Plans) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended March 31, 2011.

Annual Base Salaries as a Percent of Total Compensation

Annual base salaries paid to our named executive officers for fiscal year 2011 are shown in the 2011 Summary Compensation Table.

For fiscal year 2011, the base salary paid to each of our named executive officers constituted the following percentage of each executive’s total compensation: Mr. Lines-40%; Mr. Glajch-55%; Mr. Smith-50% and Ms. Condame-55%.

Employment Agreements

During fiscal year 2011, we were a party to employment agreements with Mr. Lines, Mr. Glajch and Mr. Smith. The following is a summary of the key terms of such employment agreements.

James R. Lines.  On August 1, 2006, we entered into an employment agreement with Mr. Lines which provides that Mr. Lines will receive an annual minimum base salary as well as other customary benefits. Mr. Lines is also eligible under the agreement to receive discretionary bonuses. The agreement automatically renews such that it always has a one-year term remaining, unless we or Mr. Lines elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Lines turns 65. The agreement supersedes all prior employment agreements that we had with Mr. Lines.

Pursuant to our employment agreement with Mr. Lines, if he resigns for reasons other than a material breach of the agreement by us, departs from our employment without the approval of our Board of Directors, or is discharged for cause, he will be subject to an 18-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone our confidential information.

Our employment agreement with Mr. Lines also provides for us to make certain payments to him in the event we terminate his employment without cause or upon the occurrence of certain events relating to a change in control of the company, as described under “Involuntary Termination” and “Change in Control” under the heading “Potential Payment Upon Termination or Change in Control.”

Our employment agreement with Mr. Lines provides that we will indemnify him for all acts or omissions and for any suits brought against him which relate to duties he performed in good faith for us.

Jeffrey F. Glajch.  On March 2, 2009, we entered into an employment agreement with Mr. Glajch, as subsequently amended on July 29, 2010, to serve as our Vice President-Finance & Administration and Chief Financial Officer. The agreement provides that Mr. Glajch will receive an annual minimum base salary as well as other customary benefits. The agreement automatically renews such that it always has a one-year term remaining, unless we or Mr. Glajch elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Glajch turns 65.

Pursuant to our employment agreement with Mr. Glajch, if his employment with us is terminated for any reason, he will be subject to an 18-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone our confidential information.

Our employment agreement with Mr. Glajch also provides for us to make certain payments to him in the event we terminate his employment without cause or upon the occurrence of certain events relating to a change in control of the company, as described under “Involuntary Termination” and “Change in Control” under the heading “Potential Payment Upon Termination or Change in Control.”

Our employment agreement with Mr. Glajch provides that we will indemnify him for all acts or omissions and for any suits brought against him which relate to duties he performed in good faith for us.

Alan E. Smith.  On July 30, 2007, we entered into an employment agreement with Mr. Smith to serve as our Vice President of Operations. The agreement provides that Mr. Smith will receive an annual minimum base salary as well as other customary benefits. Mr. Smith’s agreement automatically renews such that it always has a one-year term remaining, unless we or Mr. Smith elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Smith turns 65.

Pursuant to our employment agreement with Mr. Smith, if his employment with us is terminated for any reason, he will be subject to an 18-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone our confidential information.

Our employment agreement with Mr. Smith also provides for us to make certain payments to him in the event we terminate his employment without cause as described under “Involuntary Termination” under the heading “Potential Payment Upon Termination or Change in Control.”

Our employment agreement with Mr. Smith provides that we will indemnify him for all acts or omissions and for any suits brought against him which relate to duties he performed in good faith for us.

Additional Information

We have provided additional information regarding the compensation we pay to our named executive officers in CD&A, and encourage you to read the above tables and their footnotes in conjunction with such information.

Outstanding Equity Awards at March 31, 2011

The following table shows information regarding the number of unexercised stock options and the number and value of unvested restricted stock awards held by our named executive officers at March 31, 2011.

	Option Awards					Stock Awards
								Equity Incentive
	Number of	Number of						Plan Awards: Market
	Securities	Securities				Equity Incentive Plan		or Payout Value of
	Underlying	Underlying				Awards: Number of		Unearned Shares,
	Unexercised	Unexercised		Option		Unearned Shares,Units or		Units or Other
	Options	Options		Exercise	Option	Other Rights That Have		Rights That Have
	(#)	(#)		Price	Expiration	Not Vested		Not Vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($)

James R. Lines	7,500	—		$7.98	6/1/2016
	3,750	—		6.84	7/27/2016
	6,596	3,298	(1)	6.90	5/31/2017
	1,266	1,266	(2)	30.88	5/29/2018
	1,974	3,948	(3)	15.22	5/28/2019
	—	4,638	(4)	15.25	5/20/2020
						1,096	(8)	$26,238
						1,165	(9)	27,890
						3,193	(10)	76,440
						5,161	(11)	123,554
Jeffrey F. Glajch	500	500	(5)	8.01	3/2/2019
	1,564	3,129	(3)	15.22	5/28/2019
	—	3,675	(4)	15.25	5/20/2020
						4,090	(11)	97,915
Alan E. Smith	2,500	1,250	(6)	10.84	7/26/2017
	557	557	(2)	30.88	5/29/2018
	1,190	2,381	(3)	15.22	5/28/2019
	—	3,118	(4)	15.25	5/20/2020
						513	(9)	12,281
						1,925	(10)	46,085
						3,471	(11)	83,096
Jennifer R. Condame	2,500	—		7.98	6/1/2016
	3,316	1,658	(1)	6.90	5/31/2017
	288	288	(2)	30.88	5/29/2018
	500	500	(7)	44.50	7/31/2018
	893	1,785	(3)	15.22	5/28/2019
	—	1,609	(4)	15.25	5/20/2020
						1,791	(11)	42,877

(1)	One-fourth of this grant of stock options vested on each of May 31, 2008, May 31, 2009, and May 31, 2010. The remainder of this grant vests on May 31, 2011.

(2)	One-fourth of this grant of stock options vested on each of May 29, 2009 and May 29, 2010. The remainder of this grant vests in equal installments on May 29, 2011 and May 29, 2012.

(3)	One-third of this grant of stock options vested on May 28, 2010. The remainder of this grant vests in equal installments on May 28, 2011 and May 28, 2012.

(4)	This grant of stock options vests in three equal installments on May 20, 2011, May 20, 2012, and May 20, 2013.

(5)	One-fourth of this grant of stock options vested on each of March 2, 2010 and March 2, 2011. The remainder of this grant vests in equal installments on March 2, 2012 and March 2, 2013.

(6)	One-fourth of this grant of stock options vested on each of July 26, 2008, July 26, 2009 and July 26, 2010. The remainder of this grant vests on July 26, 2011.

(7)	One-fourth of this grant of stock options vested on each of July 31, 2009 and July 31, 2010. The remainder of this grant vests in equal installments on July 31, 2011 and July 31, 2012.

(8)	Ten percent of this grant of restricted stock vested on May 31, 2008. Twenty percent of this grant of restricted stock vested on May 31, 2009. Thirty percent of this grant of restricted stock vested on May 31, 2010. The remaining 40% of this grant of restricted stock vests on May 31, 2011.

(9)	Ten percent of this grant of restricted stock vested on May 29, 2009. Twenty percent of this grant of restricted stock vested on May 29, 2010. Thirty percent of this grant of restricted stock vests on May 29, 2011 and 40% vests on May 29, 2012.

(10)	Fifty percent of this grant of restricted stock vests on May 28, 2011, and the remaining 50% vests on May 28, 2013.

(11)	One hundred percent of this grant of restricted stock vests on May 20, 2013, subject to the satisfaction of the performance metrics for the applicable three-year period.

2011 Option Exercises and Stock Vested

The following table shows information regarding the number and value realized of stock options exercised and stock awards that vested during fiscal year 2011 for each of our named executive officers.

	Option Awards		Stock Awards
Number of
	Shares	Value		Value
	Acquired on	Realized on	Number of Shares	Realized on
	Exercise	Exercise	Acquired on Vesting	Vesting(1)
Name	(#)	($)	(#)	($)

James R. Lines	—	—	1,155	$19,277
Jeffrey F. Glajch	—	—	—	—
Alan E. Smith	—	—	146	2,437
Jennifer R. Condame	—	—	—	—

(1)	The value realized on the vesting of stock awards is the closing price of our common stock on the vesting date multiplied by the number of shares acquired.

Pension Benefits at March 31, 2011

The following table shows information at March 31, 2011 regarding our Retirement Income Plan and our Supplemental Executive Retirement Plan.

			Present Value	Payments
		Number of Years	of Accumulated	During Last
		Credited	Benefit(1)	Fiscal Year
Name	Plan Name	Service (#)	($)	($)

James R. Lines	Retirement Income Plan	27	$451,710	—
	Supplemental Executive Retirement Plan	—	45,690	—
Jeffrey F. Glajch	Retirement Income Plan	—	—
	Supplemental Executive Retirement Plan	—	—
Alan E. Smith	Retirement Income Plan	18	144,445	—
	Supplemental Executive Retirement Plan	—	—	—
Jennifer R. Condame	Retirement Income Plan	19	129,983	—
	Supplemental Executive Retirement Plan	—	—	—

(1)	The present value of accumulated benefits indicated in the table were calculated using a 5.63% discount rate, projected to 2015 and weighted 50% blue collar/50% white collar for males, the RP 2000 Combined Mortality Table for females projected to 2015 and an age 63 retirement age, which are the same assumptions used for financial reporting purposes. The amounts indicated represent liabilities funded by the trust fund. Part of the accrued benefit will be provided by John Hancock Insurance Company through an annuity purchased in 1986.

Retirement Income Plan

Our Retirement Income Plan is a defined benefit pension plan for the benefit of our domestic employees hired prior to January 1, 2003. The purpose of the Retirement Income Plan is to supplement Social Security benefits and to provide a reliable source of regular income for participants or their survivors after retirement by the participant. During fiscal year 2011, Mr. Lines, Mr. Smith and Ms. Condame were eligible to participate in the Retirement Income Plan.

Normal retirement under the Retirement Income Plan is generally the later of a participant’s 65th birthday or the 5th anniversary of the date on which he or she became a participant. Early retirement under the Retirement Income Plan is available for a participant who is at least 55 years old and has completed fifteen years or more of creditable service. The Retirement Income Plan also provides for a disability retirement allowance in the event of disability.

The Retirement Income Plan also provides for the payment of a retirement benefit in the event that a participant’s employment was terminated when the participant was not eligible for normal, early or disability retirement. Eligibility for such “vested retirement” requires the completion of five years of service with us. A participant who is entitled to a vested retirement allowance when his or her employment terminates will ordinarily begin receiving payments after reaching normal retirement age. If the participant has completed at least fifteen years of creditable service, he or she may elect to begin receiving payments on the first day of the month after he or she reaches age 55 and up to the first month after he or she reaches normal retirement age. The amount of a participant’s monthly vested retirement payments will vary depending on age, period of service and years of creditable service.

Benefits under the Retirement Income Plan are based on the employee’s years of service and average annual base salary for the five highest consecutive calendar years of compensation in the ten-year period preceding retirement. Benefits under the Retirement Income Plan are reduced to take into account a participant’s social security benefits paid for by the company.

The approximate years of creditable service as of March 31, 2011 of each of the named executive officers eligible to participate in the Retirement Income Plan are as follows: Mr. Lines -27; Mr. Smith-18; and Ms. Condame-19. We do not normally grant additional years of service credit.

The form and amount of the payments made under the Retirement Income Plan depends upon marital status when payment begins and the form of payment selected. The normal form of benefit for a married participant is a 50% joint and survivor annuity, which provides a retirement allowance in the form of reduced monthly payments that will continue for the rest of the participant’s life. If the participant is survived by the person who was the participant’s spouse when payments began, such spouse will receive survivor benefits equal to 50% of the amount of the payments made to the participant during his or her lifetime. His or her spouse will be paid survivor benefits for his or her remaining lifetime. With the spouse’s consent, a participant may elect to receive benefits in the form of a single life annuity, 100% joint and survivor annuity, a 10, 15, or 20 year certain annuity or a life annuity with a 10, 15, or 20 year guarantee.

Supplemental Executive Retirement Plan

In addition to the Retirement Income Plan, we maintain a Supplemental Executive Retirement Plan, which we refer to as the “Supplemental Plan,” that is a non-qualified deferred compensation plan and is intended to provide eligible participants and their surviving spouses and beneficiaries with the amount of employer-provided retirement benefits that the Retirement Income Plan would provide but for the limitation on compensation that may be recognized under tax-qualified plans imposed by section 401(a)(17) of the Code and the limitations on benefits imposed by section 415 of the Code.

A participant who has completed a period of service of at least five years under the Retirement Income Plan and whose benefits are limited by the above-referenced provisions of the Code, is entitled to receive a monthly benefit from the Supplemental Plan. All of our named executive officers as of the date of this proxy statement are eligible to participate in the Supplemental Plan, but Mr. Lines is the only named executive officer that currently has an accrued benefit under the Supplemental Plan.

The monthly benefit under the Supplemental Plan is equal to the excess, if any, of the retirement benefits that would have been payable to or with respect to the plan participant under the Retirement Income Plan had the limitations imposed by the Code not been applicable over the retirement benefits payable to or with respect to the participant under the Retirement Income Plan.

A participant’s retirement benefits under the Supplemental Plan will be paid to or with respect to the participant in the same form and at the same time as the participant’s retirement benefits under the Retirement Income Plan. The benefits under the Supplemental Plan will cease upon cessation of benefits to the participant or his beneficiary under the Retirement Income Plan.

In the event of a “change in control” of our company, each participant in the Supplemental Plan would become 100% vested in his or her benefits. A “change of control” for the purposes of the Supplemental Plan is defined as:

•	the acquisition of the assets or a majority of the shares of the company by a person or group not controlled by the company;

•	a cash tender offer or exchange offer, consolidation or merger or other business combination, sale of assets or contested election as a result of which the members of the Board of Directors before the event cease to constitute a majority of the Board;

•	the acquisition of 25% or more of the shares of the company by a person or a group; or

•	the occurrence of any event that would be required to be reported in response to Item 6(e) of Schedule 14A or to Item 5.01 of Form 8-K.

Incentive Savings Plan

All of the named executive officers currently employed by us are also eligible to participate in our Incentive Savings Plan (our 401(k) savings plan), which is available to all of our employees. Pursuant to the Incentive Savings Plan, we match funds deferred at the election of participants, up to a certain percentage, and we make profit sharing contributions to the accounts of eligible participants.

With respect to the profit sharing contributions, eligible employees hired after January 1, 2003 with at least one hour of service during the relevant plan year who are employed by us at the end of such year receive a contribution in an amount equal to 3.25% of eligible compensation received during such year, which contribution is paid on the first $245,000 of compensation, as adjusted for cost-of-living increases in accordance with section 401(a)(17) of the Code. The amounts allocated to participants under the Incentive Savings Plan fully vest after five years of employment.

Potential Payments upon Termination or Change in Control

The following information and table set forth the amount of payments to each of our named executives in the event of a termination of employment as a result of normal and early retirement, voluntary termination and termination for cause, involuntary termination, death, disability and termination following a change in control of the company.

Assumptions and General Principles

The following assumptions and general principles apply with respect to the following table and any termination of employment of a named executive officer.

•	The amounts shown in the table assume that each named executive officer was terminated on March 31, 2011. Accordingly, the table reflects amounts earned as of March 31, 2011 and includes estimates of amounts that would be paid to the named executive officer upon the occurrence of a termination. The actual amounts to be paid to a named executive officer can only be determined at the time of the termination.

•	Unless otherwise noted, the fair market values of stock-based compensation were calculated using the closing price of our common stock on the NYSE Amex on March 31, 2011.

•	A named executive officer is entitled to receive certain amounts earned during his term of employment regardless of the manner in which the named executive officer’s employment is terminated. These amounts include base salary, unused vacation pay and annual cash incentive compensation. These amounts are not shown in the table, except for potential prorated annual cash incentive compensation.

•	A named executive officer may exercise any stock options that are exercisable prior to the date of termination and will be entitled to receive unrestricted shares of common stock with respect to any restricted stock awards for which the vesting period has expired prior to the date of termination. Any payments related to these stock options and restricted stock awards are not included in the table as they are not payable upon the termination of a named executive officer’s employment or upon a change in control of the company.

•	A named executive officer will be entitled to receive all amounts accrued and vested under our retirement and savings programs, including our Incentive Plan and any pension plans in which the named executive officer participates. These amounts are not included in the table as these amounts are disclosed under the heading “Pension Benefits at March 31, 2011” unless such amounts are accelerated or enhanced in the event of the termination of a named executive officer’s employment or upon a change in control of the company.

Normal and Early Retirement

A named executive officer is eligible to elect normal retirement at age 65 and early retirement at age 55-64 with at least five and fifteen years, respectively, of creditable service to the company, as discussed under the heading “Pension Benefits at March 31, 2011.”

As of March 31, 2011, none of our named executive officers were eligible for normal retirement.

Pursuant to our Stock Bonus Plan, upon the retirement (voluntary termination of employment after attaining age 62 with 10 or more years of full-time service) of a named executive officer, all unvested shares of time-vested restricted stock and stock options held by the named executive officer will become immediately vested and the stock options will become exercisable in full. All unvested shares of performance-vested restricted stock held by the named executive officer will vest pro-rata based on the satisfaction of the applicable performance goals through the end of the quarter immediately preceding the date of retirement.

Voluntary Termination and Termination for Cause

Pursuant to our employment agreements with Mr. Lines, Mr. Glajch and Mr. Smith, cause exists if the Board of Directors determines that there has been willful misconduct by the named executive officer in connection with the performance of his duties or if the named executive officer has engaged in any other conduct that has been materially injurious to the company. Under the employment agreements with Mr. Lines and Mr. Smith, upon termination for cause, we would pay all legal fees and other expenses incurred by such named executive officer if he in good faith contests the termination. The named executive officer would be required to reimburse us for all such costs if a court of final adjudication were to determine that the executive did not act in good faith in bringing such challenge.

A named executive officer is not entitled to receive any severance payments or other benefits upon his voluntary decision to terminate his employment with the company prior to being eligible for retirement (other than compensation due through the date of termination) or upon termination for cause.

Involuntary Termination

Our employment agreement with Mr. Lines also provides that, upon termination without cause, or if he resigns because of our material breach of his employment agreement, we will have the following obligations: (1) pay to him compensation due him through the date of termination, including any accrued bonus; (2) continue his base salary for nine months following such termination; (3) pay to him a lump sum payment equal to nine months’ base salary; (4) provide him with continuing health care coverage for a period of 18 months following the effective date of termination of his employment; and (5) pay for certain outplacement services. Our obligation to make payments upon any termination of Mr. Lines without cause or upon his resignation because of a material breach of the agreement by us is conditioned on his execution of an enforceable release of all claims against us and his compliance with all provisions of the employment agreement.

Our employment agreements with Messrs. Glajch and Smith provide that, upon termination without cause, or if either such officer resigns because of our material breach of his respective employment agreement, we will pay compensation due to them through the date of termination, including any accrued bonus; and that we will pay, in regular monthly payments, their respective salaries for 12 months following the effective date of their termination of employment.

Death or Disability

Pursuant to our Stock Bonus Plan, upon the death or disability of a named executive officer, all unvested shares of time-vested restricted stock and stock options held by the named executive officer will become immediately vested and the stock options will become exercisable in full. All unvested shares of performance-vested restricted stock held by the named executive officer will vest pro-rata based on the satisfaction of the applicable performance goals through the end of the quarter immediately preceding the date of the named executive officer’s death or disability.

Mr. Lines participates in our life insurance plan, whereby the beneficiary of a named executive officer would be entitled to a death benefit equal to three times his base salary.

In addition, we pay the premiums for life insurance policies for Mr. Lines, whereby in the event of his death, his beneficiary would be entitled to the payment of a death benefit equal to $2,272,771. We also provide each of our other named executive officers with $2,500 annually for the purpose of procuring a term life insurance policy.

Mr. Lines, Mr. Glajch, Mr. Smith and Ms. Condame each also participate in our short-term disability program that is available to our managers and executive officers. Pursuant to such program, each such named executive officer would be entitled to payments equal to his full base salary for six months following such disability. Mr. Lines, Mr. Glajch, Mr. Smith and Ms. Condame each also participates in our long-term disability plan that is available to all of our salaried employees.

Termination Following a Change In Control

James R. Lines.  Our employment agreement with Mr. Lines provides that, upon the occurrence of a triggering event that would be deemed an event of termination within two years after a change in control of the company, Mr. Lines would be entitled to certain payments, including, among other things, a lump sum payment equal to one dollar less than three times his annualized tax-includable compensation (including bonus) for the five most recent taxable years ending before the date of such change in control.

In addition, all unvested stock options would become immediately vested and exercisable and any unvested shares of restricted stock would become immediately vested. We would also be required to pay to Mr. Lines six months after the triggering event a lump sum payment amount equal to the excess, if any, of (1) the present value of the aggregate benefits to which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by us as if he were 100% vested under such plans, over (2) the present value of the benefits to which he is actually entitled under such defined benefit pension plans as of the date of his termination. Mr. Lines’s employment agreement contains certain limitations for these payments that relate to our ability to deduct such payments for federal income tax purposes.

Pursuant to our employment agreement with Mr. Lines, our obligation to make payments upon termination following a change in control is conditioned on his execution of an enforceable release of all claims and his compliance with all provisions of the employment agreement.

For the purposes of the termination benefits payable to Mr. Lines, a change in control would include the following events:

•	if any person, party or group (other than the company, any subsidiary of the company or any employee benefit plan sponsored by the company or any subsidiary), directly or indirectly, becomes the beneficial owner of 30% or more of the combined voting power of the outstanding securities of the company ordinarily having the right to vote in the election of Directors;

•	a change in the composition of our Board of Directors such that members of our Board as of August 2006 cease to constitute at least a majority of our Board (unless the election or nomination of any new directors was approved by a vote of at least three-quarters of the Directors comprising the Board of Directors as of August 2006);

•	the closing of a reorganization, merger or consolidation of the company, other than one with respect to which all or substantially all of those persons who were the beneficial owners immediately prior to such event, of outstanding securities of the company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than three-quarters of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors;

•	the closing of a sale or other disposition of all or substantially all of the assets of the company, other than to a subsidiary of the company; or

•	the complete liquidation and dissolution of the company.

The triggering events that would be deemed events of termination include, among others, termination of Mr. Lines for any reason other than death, disability or cause, or resignation of Mr. Lines under the following circumstances:

•	a change in the nature or scope of his authority from that prior to the change in control;

•	a reduction of his total compensation from that prior to the change in control;

•	a failure by the company to make any increase in compensation to which Mr. Lines may be entitled under his employment agreement, or action by the company to decrease his base salary;

•	a change requiring Mr. Lines to perform services other than in Batavia, New York or in any location more than thirty miles distant from Rochester, New York, except for certain required travel on the company’s business;

•	without his express written consent, the assignment to Mr. Lines of any duties inconsistent with his positions, duties, responsibilities and status with the company immediately prior to the change in control;

•	a failure by the company to continue in effect any bonus plans or other benefit or compensation plan in which Mr. Lines was participating at the time of the change in control or the taking of any action by the company which would adversely affect his participation in or materially reduce his benefits under such plans; or

•	prior to a change in control of the company, the failure by the company to obtain the assumption of the agreement to perform his employment agreement by any successor company.

Mr. Glajch.  Our employment agreement with Mr. Glajch, as amended, provides that, upon the occurrence of a triggering event that would be deemed an event of termination within two years after a change in control of the company, Mr. Glajch would be entitled to certain payments, including, among other things, a lump sum payment equal to one dollar less than three times his annualized tax-includable compensation (including bonus) for the five most recent taxable years ending before the date of such change in control.

In addition, all unvested stock options would become immediately vested and exercisable and any unvested shares of restricted stock would become immediately vested. We would also be required to pay to Mr. Glajch six months after the triggering event a lump sum payment amount equal to the excess, if any, of (1) the present value of the aggregate benefits to which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by us as if he were 100% vested under such plans, over (2) the present value of the benefits to which he is actually entitled under such defined benefit pension plans as of the date of his termination. Mr. Glajch’s employment agreement contains certain limitations for these payments that relate to our ability to deduct such payments for federal income tax purposes.

Pursuant to our employment agreement with Mr. Glajch, our obligation to make payments upon termination following a change in control is conditioned on his execution of an enforceable release of all claims and his compliance with all provisions of the employment agreement.

For the purposes of the termination benefits payable to Mr. Glajch, a change in control would include the following events:

•	if any person, party or group (other than the company, any subsidiary of the company or any employee benefit plan sponsored by the company or any subsidiary), directly or indirectly, becomes the beneficial owner of 30% or more of the combined voting power of the outstanding securities of the company ordinarily having the right to vote in the election of Directors;

•	a change in the composition of our Board of Directors such that members of our Board as of July 2010 cease to constitute at least a majority of our Board (unless the election or nomination of any new directors was approved by a vote of at least three-quarters of the Directors comprising the Board of Directors as of July 2010);

•	the closing of a reorganization, merger or consolidation of the company, other than one with respect to which all or substantially all of those persons who were the beneficial owners immediately prior to such event, of outstanding securities of the company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than three-quarters of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors;

•	the closing of a sale or other disposition of all or substantially all of the assets of the company, other than to a subsidiary of the company; or

•	the complete liquidation and dissolution of the company.

The triggering events that would be deemed events of termination include, among others, termination of Mr. Glajch for any reason other than death, disability or cause, or resignation of Mr. Glajch under the following circumstances:

•	a change in the nature or scope of his authority from that prior to the change in control;

•	a reduction of his total compensation from that prior to the change in control;

•	a failure by the company to make any increase in compensation to which Mr. Glajch may be entitled under his employment agreement, or action by the company to decrease his base salary;

•	a change requiring Mr. Glajch to perform services other than in Batavia, New York or in any location more than thirty miles distant from Batavia, New York, except for certain required travel on the company’s business;

•	without his express written consent, the assignment to Mr. Glajch of any duties inconsistent with his positions, duties, responsibilities and status with the company immediately prior to the change in control;

•	a failure by the company to continue in effect any bonus plans or other benefit or compensation plan in which Mr. Glajch was participating at the time of the change in control or the taking of any action by the company which would adversely affect his participation in or materially reduce his benefits under such plans; or

•	prior to a change in control of the company, the failure by the company to obtain the assumption of the agreement to perform his employment agreement by any successor company.

Mr. Smith.  Under Mr. Smith’s employment agreement, he will not be entitled to any payments by us upon the occurrence of a change in control. Rather, upon the occurrence of a change in control, Mr. Smith must continue to provide us with the services contemplated by the employment agreement until three months after a change in control has occurred. For the purposes of the employment agreement, the following events would constitute a change in control:

•	the acquisition by any person or entity of 25% or more of the outstanding equity stock of the company;

•	a change in the composition of our Board of Directors such that members of our Board as of August 2007 cease to constitute at least a majority of our Board (unless the election or nomination of any new directors was approved by a vote of at least three-quarters of the Directors comprising the Board of Directors as of August 2007);

•	the closing of a reorganization, merger or consolidation of the company, other than one with respect to which all or substantially all of those persons who were the beneficial owners immediately prior to such event, of outstanding securities of the company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than three-quarters of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors;

•	the closing of a sale or other disposition of all or substantially all of the assets of the company, other than to a subsidiary of the company; or

•	the complete liquidation and dissolution of the company.

General.  In the event of any sale, merger or any form of business combination affecting us, our employment agreements with Mr. Lines, Mr. Glajch and Mr. Smith require us to obtain the express written assumption of the agreement by the acquiring or surviving entity, and failure to do so would entitle the executive officer to all payments and other benefits to be provided by us in the event of termination without cause.

In addition, pursuant to the Supplemental Plan, in the event of a “change in control,” each participant in our Supplemental Plan, which currently includes Mr. Lines, Mr. Smith and Ms. Condame, would become 100% vested in his or her benefits.

ESTIMATED PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Event	James R. Lines		Jeffrey F. Glajch			Alan E. Smith	Jennifer R. Condame

Normal and Early Retirement
Prorated annual cash incentive compensation	$200,970			$94,915		$76,057	$43,166
Accelerated vesting of stock options	$130,929			$67,186		$64,233	$57,800
Accelerated vesting of time-vested and performance-vested restricted stock	$254,123			$97,915		$141,461	$42,877

Total	$586,022			$260,016		$281,751	$143,843
Voluntary Termination and Termination for Cause
Prorated annual cash incentive compensation	$200,970			$94,915		$76,057	$43,166

Total	$200,970			$94,915		$76,057	$43,166
Involuntary Termination
Prorated annual cash incentive compensation	$200,970			$94,915		$76,057	$43,166
Continued salary	$206,250			216,300		183,536	—
Cash severance payment	$206,250		$			$—	—
Healthcare coverage	$17,882			—		—	—
Outplacement services(1)	$40,000			—		—	—

Total	$671,352			$311,215		$259,593	$43,166
Death
Prorated annual cash incentive compensation	$200,970			$94,915		$76,057	$43,166
Life insurance proceeds	$3,097,771			$2,648,900		$550,608	$2,072,839
Accelerated vesting of stock options	$130,929			$67,186		$64,233	$57,800
Accelerated vesting of time-vested and performance-vested restricted stock	$254,123			$97,915		$141,461	$42,877

Total	$3,683,793			$2,908,916		$832,359	$2,216,682
Disability
Prorated annual cash incentive compensation	$200,970			$94,915		$76,057	$43,166
Short-term disability payments	$137,500			$108,150		$91,768	$66,307
Accelerated vesting of stock options	$130,929			$67,186		$64,233	$57,800
Accelerated vesting of time-vested and performance-vested restricted stock	$254,123			$97,915		$141,461	$42,877

Total	$723,522			$368,166		$373,519	$210,150
Termination Following Change in Control
Prorated annual cash incentive compensation	$200,970			$94,915		$76,057	$43,166
Accelerated vesting of stock options	$130,929			$67,186		—	—
Accelerated vesting of restricted stock	$254,123			$97,915		—	—
Cash severance payment	$1,135,326			$536,341		—	—
Healthcare coverage	$17,882			—		—	—
Outplacement services	$40,000	(1)		—		—	—
Accelerated vesting of defined contribution pension contributions	—			$6,608		—	—
Pension enhancement	—			—		—	—
Accelerated vesting of SERP benefits	—			—		—	—

Total	$1,779,230	(2)		$802,965	2)	$76,057	$43,166

(1)	Pursuant to our employment agreement with Mr. Lines, reimbursement of outplacement services is limited to a total amount of $40,000.

(2)	Such amount takes into account limitations imposed by our employment agreements with Mr. Lines and Mr. Glajch, whereby certain amounts otherwise payable to Mr. Lines and Mr. Glajch upon termination following a change in control may be reduced in connection with limitations on deductibility by the company for federal income tax purposes imposed by Section 280G of the Code.

DIRECTOR COMPENSATION

Director Compensation Programs

The Compensation Committee annually reviews and approves compensation for our independent Directors. Mr. Lines, our President and Chief Executive Officer, is not an independent Director under applicable NYSE Amex and Securities and Exchange Commission rules and, therefore, he does not receive any additional compensation for services as a Director.

We use a combination of cash and equity-based compensation to attract and retain our independent Directors. As described below, Director compensation consists of an annual cash retainer; an additional annual cash retainer for the Chairman of the Board of Directors and the chair of each committee of the Board; committee meeting fees; share equivalent units; restricted stock awards; and stock options. We also reimburse our Directors for reasonable expenses incurred in connection with their attendance at Board and committee meetings. We do not provide retirement benefits to our independent Directors.

Cash Compensation

Each of our independent Directors receives an annual fee of $15,000 for service on the Board of Directors. Additionally, each independent Director receives a fee of $1,000 for each Board or committee meeting attended, except that if such meeting is held by telephone conference call or by unanimous written consent, the fee is reduced to $500. If the Board of Directors and/or one or more committees meet on the same day, a full meeting fee is paid for one meeting and one-half of the meeting fee is paid for each additional meeting attended that day.

The Chairman of the Board of Directors and each of our Directors serving as chairman of committees of the Board of Directors receive additional fees for such service. For fiscal year 2011, the Chairman of the Board of Directors received an additional annual fee of $15,000, the Chairman of the Audit Committee received an additional annual fee of $6,000, the Chairman of the Compensation Committee received an additional annual fee of $5,000, and the Chairman of the Employee Benefits Committee and the Chairman of the Nominating and Corporate Governance Committee each received an additional annual fee of $3,000.

Equity-Based Compensation

Share Equivalent Units.  Independent Directors elected prior to May 2009 participate in the Outside Directors’ Long-Term Incentive Plan, which we refer to as the “LTIP.” The LTIP credits each of our independent Directors with Share Equivalent Units, or “SEUs”, for five fiscal years during the term of such Director’s service, subject to our attainment of certain performance objectives. Upon termination of an independent Director’s service, but not before, the independent Director may redeem each SEU for one share of our common stock or, alternatively and subject to our discretion, for the cash equivalent at the closing price of the stock on the NYSE Amex on the date of termination of service, subject to certain limitations which are discussed further below.

Under the LTIP, SEUs are credited to each independent Director’s account for each of the first five fiscal years during such Director’s term in which we produce consolidated net income in an amount at least equal to the consolidated net income specified in our budget for each such fiscal year. Such determinations are made annually shortly after the end of our fiscal year. Each SEU is valued at the market value of one share of our common stock on the valuation date, which is the last day of trading of the first quarter following the end of a fiscal year for which SEUs are to be credited. The number of SEUs to be credited is determined by dividing the value of one SEU into $10,000.

In the event we elect under the LTIP to redeem a Director’s SEUs for cash representing a commensurate number of our shares of our common stock, the cash value will be determined by multiplying the number of SEUs held by such Director on the date of his or her termination from service multiplied by the closing price of our common stock on the date of such termination. However, the cash value of each SEU may not exceed the greater of $3.20 per share or the price on the valuation date when initially credited to such Director’s account.

In the event we elect to redeem a Director’s SEUs for a commensurate number of shares of our common stock, the number of shares we pay to such Director shall be determined as follows:

•	if the fair market value is at or below the valuation date price, each SEU will be redeemed for one share of common stock;

•	if the fair market value is greater than the valuation date price but less than $3.20 per share, each SEU will be redeemed for one share of our common stock;

•	if the fair market value is greater than $3.20 per share and the valuation date price was less than or equal to $3.20 per share, the number of shares constituting the redemption price of a Director’s SEUs will be determined by multiplying the number of SEUs times $3.20 and dividing the product by the fair market value; and

•	if the fair market value is greater than the valuation date price and the valuation date price was greater than $3.20 per share, the number of shares constituting the redemption price of a Director’s SEUs will be determined by multiplying the number of SEUs times the valuation date price and dividing the product by the fair market value.

Outstanding SEUs accrue dividends quarterly in accordance with our regular dividend policy and such dividends are reflected in each Director’s account after the end of each fiscal year.

In May 2009, the Compensation Committee determined to suspend the LTIP’s applicability to any Director first elected after such date. Such suspension of the LTIP does not affect SEUs applicable to any of our current Directors.

Options.  Our independent Directors are also eligible to participate in the Incentive Plan, pursuant to which they may be granted options to purchase shares of our common stock. No options were granted to our independent Directors during fiscal year 2011.

Restricted Stock.  Equity compensation awards to Directors are made in the form of time-vested restricted stock awarded under the Incentive Plan. On May 20, 2010, the Compensation Committee awarded each of our independent Directors 1,639 shares of time-vested restricted stock. The shares of restricted stock awarded to our independent Directors vest on the first anniversary of the date of grant.

Stock Ownership Guidelines

In order to more closely align the interests of our Directors with the interests of our stockholders, on March 27, 2006, the Compensation Committee established minimum stock ownership guidelines that require our Directors to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock within specified time frames. The Compensation Committee modified these ownership guidelines on March 12, 2009.

Prior to the modification of our stock ownership guidelines, our Directors were required to own not less than 4,000 shares of our common stock. As a result of the March 12, 2009 modification, our Directors are required to own shares of our common stock valued at least 3.0 times their annual retainer. New Directors must comply with the ownership guidelines within five years of becoming subject to the guidelines.

The Compensation Committee monitors the progress made by Directors in achieving their stock ownership guidelines and, in its discretion, may modify the guidelines and/or time frames for some or all Directors.

2011 Director Summary Compensation Table

The following table shows information regarding the compensation of our Directors for fiscal year 2011.

	Fees Earned
	or Paid			All Other
	in Cash	Stock Awards(1)(2)	SEU Awards(3)	Compensation(4)	Total
Name	($)	($)	($)	($)	($)

Helen H. Berkeley	$26,000	24,995	—	$1,115	$52,110
Jerald D. Bidlack	44,500	24,995	—	1,600	71,095
Alan Fortier	25,500	24,995	$10,000	114	60,609
James R. Lines(5)	—	—	—	—	—
James J. Malvaso	32,000	24,995	10,000	244	67,239
Gerard T. Mazurkiewicz	33,000	24,995	10,000	136	68,131
Cornelius S. Van Rees	32,500	24,995	—	1,600	59,095

(1)	The table below presents the aggregate number of unexercised stock option awards and unvested restricted stock awards for each of our independent Directors at March 31, 2011.

	Stock Option	Restricted
	Awards	Stock Awards

Helen H. Berkeley	10,924	1,639
Jerald D. Bidlack	2,174	1,639
Alan Fortier	924	1,639
James J. Malvaso	7,174	1,639
Gerard T. Mazurkiewicz	5,924	1,639
Cornelius S. Van Rees	30,924	1,639

(2)	The amounts shown in this column represent the estimated grant date fair value for the shares of restricted stock granted to each independent Director during fiscal year 2011. The value of each such restricted stock award is computed in accordance with FASB ASC Topic 718 on the same basis as disclosed at footnote (2) to the 2011 Summary Compensation Table. Each independent Director was granted 1,639 shares of restricted stock during fiscal year 2011 under the Incentive Plan.

(3)	Each SEU is valued at the market value of one share of our common stock on the valuation date, which is the last day of trading of the first quarter following the end of a fiscal year for which SEUs are to be credited. The number of SEUs to be credited is determined by dividing the value of one SEU into $10,000. For more information regarding SEUs, see “Share Equivalent Units” under the heading “Director Compensation Programs.”

(4)	These amounts are dividends earned on outstanding SEUs during fiscal year 2011 pursuant to our regular dividend policy.

(5)	Mr. Lines serves as our President and Chief Executive Officer and is not an independent Director under applicable NYSE Amex and Securities and Exchange Commission rules. Therefore, Mr. Lines does not receive the compensation described under the heading “Director Compensation Programs.” All compensation earned by Mr. Lines in fiscal year 2011 is shown in the 2011 Summary Compensation Table and the 2010 Grants of Plan-Based Awards Table.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during fiscal year 2011 were Directors Malvaso (Chairman), Berkeley, Bidlack, Fortier and Van Rees. Director Van Rees is our Corporate Secretary but receives no compensation for his service in such capacity. Mr. Van Rees participated in the Board of Directors’ deliberations regarding compensation of all of our compensated executive officers.

During fiscal year 2011, no member of our Compensation Committee, except for Mr. Van Rees: (1) was an officer or employee of ours or any of our subsidiaries; (2) was formerly an officer of ours or any of our subsidiaries; or (3) had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission rules. In addition, no executive officer served: (1) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) as a director of another entity, one of whose executive officers served on our Compensation Committee; or (3) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Our Audit Committee reviews all relationships and transactions in which the company and our Directors and executive officers or their immediate family members are participants in advance for review and approval. All existing related person transactions are reviewed at least annually by the Audit Committee. Any Director or executive officer with an interest in a related person transaction is expected to recuse himself or herself from any consideration of the matter.

Although the Audit Committee has not established a written policy regarding the approval of related person transactions, when evaluating these transactions, the Audit Committee considers, among other factors:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount and type of transaction;

•	the importance of the transaction to the related person and to the company;

•	whether the transaction would impair the judgment of a Director or executive officer to act in the best interest of the company; and

•	any other matters the Committee deems appropriate.

To the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of the NYSE Amex and other relevant rules related to independence.

In addition, our Audit Committee also reviews all transactions between us and any entity with which an independent Director is an affiliate, taking into account the factors listed above as well as all other factors deemed appropriate by the Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below shows certain information, as of June 6, 2011, regarding the only persons known to us to be the beneficial owners of more than five percent of the outstanding shares of our common stock, with percentages based on 9,892,303 shares issued and outstanding.

	Number of Shares	Percent of Class
Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned

Royce & Associates, LLC(1) 745 Fifth Avenue New York, New York 10151	1,147,586	11.6%
BlackRock, Inc.(2) 40 East 52nd Street New York, New York 10022	793,774	8.0%
The Killen Group(3) 1189 Lancaster Avenue Berwyn, Pennsylvania 19312	510,706	5.2%

(1)	This information as to the beneficial ownership of shares of our common stock is based on an Amendment to Schedule 13G filed with the Securities and Exchange Commission on January 13, 2011 by Royce & Associates, LLC. Royce & Associates, LLC reports sole voting and sole dispositive power with respect to all 1,147,586 shares.

(2)	This information as to the beneficial ownership of shares of our common stock is based on an Amendment to Schedule 13G filed with the Securities and Exchange Commission on February 4, 2011 by BlackRock, Inc. BlackRock, Inc. reports sole voting and sole dispositive power with respect to all 793,774 shares.

(3)	This information as to the beneficial ownership of shares of our common stock is based on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2011 by The Killen Group, Inc. The Killen Group, Inc. reports sole voting power with respect to 447,661 shares and sole dispositive power with respect to all 510,706 shares.

SECURITY OWNERSHIP OF MANAGEMENT(1)

The table below shows certain information, as of June 6, 2011, regarding shares of our common stock held by (1) each of our Directors and our Director nominee; (2) each our of named executive officers; and (3) all Directors and executive officers as a group.

	Number of Shares		Percent of Class
Name of Beneficial Owner(1)	Beneficially Owned(2)		Beneficially Owned(2)(3)

James J. Barber, Ph.D.(4)	-		-
Helen H. Berkeley(5)	192,805	(7)	1.9%
Jerald D. Bidlack(5)	24,762	(8)	-
Jennifer R. Condame(6)	17,769	(9)	-
Alan Fortier(5)	9,155	(10)	-
Jeffrey F. Glajch(6)	26,870	(11)	-
James R. Lines(5)(6)	68,131	(12)	-
James J. Malvaso(5)	15,155	(13)	-
Gerard T. Mazurkiewicz(5)	10,405	(14)	-
Alan E. Smith(6)	18,902	(15)	-
Cornelius S. Van Rees(5)	66,655	(16)	-
All directors and executive officers as a group (11 persons)(17)	450,609		4.5%

(1)	On March 12, 2009, we amended our stock ownership guidelines for our executive officers and Directors. Under the stock ownership guidelines: (1) our Chief Executive Officer is required to own common stock in an amount equal to at least 3.00 times his base salary; (2) our other executive officers are required to own common stock in an amount equal to at least 1.00 times their respective base salaries; and (3) our Directors are required to own common stock in an amount equal to at least 3.00 times their annual retainers. Individuals who become executive officers or Directors must comply with the ownership guidelines within five years of becoming subject to such guidelines. The stock ownership guidelines require our executive officers to retain 50% of the net shares they realize (after tax) when a restricted stock award vests or a stock option is exercised until such persons are in compliance with the guidelines.

(2)	As reported by such persons as of June 6, 2011 with percentages based on 9,892,303 shares issued and outstanding except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which increases the number of shares owned by such person and the number of shares outstanding. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the other footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to all of the shares shown as owned by the stockholder.

(3)	We have omitted percentages of less than 1% from the table.

(4)	Director nominee.

(5)	Director.

(6)	Named executive officer.

(7)	The amount shown for Mrs. Berkeley includes 1,180 shares of time-vested restricted stock and presently exercisable options to purchase 10,693 shares.

(8)	The amount shown for Mr. Bidlack includes 1,180 shares of time-vested restricted stock and presently exercisable options to purchase 1,943 shares.

(9)	The amount shown for Ms. Condame includes 750 shares of time-vested restricted stock and 3,291 shares of performance-vested restricted stock (assuming maximum achievement of performance criteria), presently exercisable options to purchase 10,978 shares and 2,506 shares held by the Employee Stock Ownership Plan of Graham Corporation trustee and allocated to Ms. Condame’s account, as to which Ms. Condame has sole voting power but no dispositive power, except in limited circumstances.

(10)	The amount shown for Mr. Fortier includes 1,180 shares of time-vested restricted stock and presently exercisable options to purchase 693 shares.

(11)	The amount shown for Mr. Glajch includes 1,712 shares of time-vested restricted stock and 7,514 shares of performance-vested restricted stock (assuming maximum achievement of performance criteria) and presently exercisable options to purchase 4,854 shares.

(12)	The amount shown for Mr. Lines includes 4,874 shares of time-vested restricted stock and 10,385 shares of performance-vested restricted stock (assuming maximum achievement of performance criteria), presently exercisable options to purchase 28,537 shares and 5,570 shares held by the Employee Stock Ownership Plan of Graham Corporation trustee and allocated to Mr. Lines’ account, as to which Mr. Lines has sole voting power but no dispositive power, except in limited circumstances.

(13)	The amount shown for Mr. Malvaso includes 1,180 shares of time-vested restricted stock and presently exercisable options to purchase 6,943 shares.

(14)	The amount shown for Mr. Mazurkiewicz includes 1,180 shares of time-vested restricted stock and presently exercisable options to purchase 4,443 shares.

(15)	The amount shown for Mr. Smith includes 2,709 shares of time-vested restricted stock and 6,377 shares of performance-vested restricted stock (assuming maximum achievement of performance criteria) and presently exercisable options to purchase 8,005 shares.

(16)	The amount shown for Mr. Van Rees includes 1,180 shares of time-vested restricted stock and presently exercisable options to purchase 30,693 shares.

(17)	See footnotes 7 through 16 to this table. The amount shown includes 44,692 shares of restricted stock, presently exercisable options to purchase 107,782 shares and 8,076 shares allocated to the executive officers under the ESOP, as to which the executive officers may exercise voting power, but not dispositive power, except in limited circumstances.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our Directors and officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our common stock. Based solely on the written representations of our Directors and officers and copies of the reports that they have filed with the Securities and Exchange Commission, we believe that during fiscal year 2011 all of our Directors and officers timely complied with the filing requirements of Section 16(a).

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Proposals Submitted for Inclusion in Our Proxy Materials

We will include in our proxy materials for our 2012 annual meeting of stockholders any stockholder proposals that comply with Rule 14a-8 under the Exchange Act. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement, or February 14, 2012. If the proposal is in compliance with all of the requirements set forth in Rule 14a-8 under the Exchange Act, and, if the proposal pertains to the election of Directors, the criteria described under the heading “Nominating and Corporate Governance Committee,” we will include the stockholder proposal in our proxy statement and place it on the form of proxy issued for the 2012 annual meeting. Stockholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020.

Proposals Not Submitted for Inclusion in Our Proxy Materials

Pursuant to our amended and restated bylaws, stockholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act as described above, may be brought before the 2012 annual meeting of stockholders if we receive such proposals no earlier than 150 days and no later than 120 days prior to the one-year anniversary of the date of the mailing of materials for our 2011 annual meeting. Thus, for the 2012 annual meeting of stockholders, we must receive stockholder proposals that are not submitted for inclusion in our proxy materials between January 15, 2012 and February 14, 2012. We will not permit stockholder proposals that do not comply with the foregoing notice requirement to be brought before the 2012 annual meeting of stockholders. Stockholder proposals that are not submitted for inclusion in our proxy statement pursuant to Rule 14a-8 should be mailed to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020.

OTHER MATTERS

The Board of Directors does not know of any other matters that may be presented for action at the 2011 annual meeting. Should any other matters come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

James R. Lines
President and Chief Executive Officer

Dated: June 13, 2011

Graham Corporation

WO# 99469
▼   FOLD AND DETACH HERE    ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT WILL BE VOTED “FOR” THE TWO DIRECTOR NOMINEES,
“FOR” PROPOSALS 2 AND 4, AND “1 YEAR” FOR PROPOSAL 3 LISTED BELOW.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please mark your votes as indicated in this example	X

	FOR	WITHHOLD
	ALL	FOR ALL	*EXCEPTIONS

1. ELECTION OF DIRECTORS	☐	☐	☐
Nominees:
01 James J. Barber, Ph.D. to serve until 2014
02 Gerard T. Mazurkiewicz to serve until 2014
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN

2.	To provide an advisory vote on the compensation of the Company’s named executive officers.	☐	☐	☐

		1 year	2 years	3 years	Abstain

3.	To provide an advisory vote on the frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.	☐	☐	☐	☐

			FOR	AGAINST	ABSTAIN
4.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012.		☐	☐	☐

5.	In their discretion, to vote upon all other matters as may be properly brought before the meeting.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted: (I) FOR the two director nominees; (II) FOR the compensation of the Company’s named executive officers; (III) for the proposal to conduct a stockholder advisory vote on the compensation of the Company’s named executive officers EVERY YEAR; and (IV) FOR the proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012.

To help the Company prepare for the meeting, please check here if you plan to attend.		☐

	Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on July 28, 2011:
The proxy statement and annual report to stockholders are available at: www.graham-mfg.com/proxy.
For directions on how to attend the annual meeting and vote in person, please review the “Proxy Cards and Voting” and “Revocability of Proxies” sections of the proxy statement that accompanies this proxy.
▼ FOLD AND DETACH HERE ▼
PROXY 2011
GRAHAM CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND
EACH MATTER TO BE VOTED ON AT THE ANNUAL MEETING HAS BEEN PROPOSED BY THE
BOARD OF DIRECTORS OF THE COMPANY
     The undersigned hereby appoints Jerald D. Bidlack and James R. Lines, or either of them, each with power of substitution, as proxies to attend the Annual Meeting of Stockholders of Graham Corporation to be held at the Hilton Garden Inn, Buffalo Airport, 4201 Genesee Street, Buffalo, New York 14225, on July 28, 2011 at 11:00 a.m., Eastern Time, and any adjournment thereof, and to vote in accordance with the following instructions the number of shares the undersigned would be entitled to vote if personally present at such meeting:
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE: (I) FOR THE TWO DIRECTOR NOMINEES; (II) FOR THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS; (III) FOR THE PROPOSAL TO CONDUCT A STOCKHOLDER ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS EVERY YEAR; AND (IV) FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2012.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	WO# 99469

[Graham Letterhead]
Graham Corporation Employee Benefits Committee
June 13, 2011
Dear Plan Accountholder:
The Employee Stock Ownership Plan of Graham Corporation (the “ESOP”) has a related trust (the “ESOP Trust”) which owns common stock of Graham Corporation (“Graham”). GreatBanc Trust Company, as trustee of the ESOP, is a stockholder of Graham and may vote on matters presented for stockholder action at Graham’s 2011 Annual Meeting of Stockholders scheduled to be held on July 28, 2011, or at any adjournment of the meeting (“Annual Meeting”).
The ESOP Trust provides that in casting its vote at the Annual Meeting, the ESOP trustee is to follow directions given by Graham’s Employee Benefits Committee (“Committee”). The Committee in turn follows instructions provided by participants, former participants and beneficiaries of deceased former participants with respect to the Graham common stock allocated to their accounts in the ESOP as of June 6, 2011.
The records for the ESOP indicate that you are among the individuals who may give voting instructions. You may give your instructions by completing and signing the enclosed Confidential Voting Instruction Card (“Instruction Card”) and returning it in the envelope provided to the Burke Group Inc., which maintains the records for the ESOP. The Instruction Card allows you give instructions for each matter expected to be presented for stockholder action at the Annual Meeting. The Committee expects the Burke Group Inc. to tabulate the instructions given on a confidential basis and to provide the Committee with only the final results of the tabulation. The final results will be used in directing the ESOP trustee.
The voting of the common stock held by the ESOP Trust is subject to legal requirements under the Employee Retirement Income Security Act of 1974, as amended. The Committee, in consultation with its legal advisors, considers these requirements in establishing voting instruction procedures and directing the ESOP trustee how to vote. The remainder of this letter describes the voting procedures that the Committee expects to follow for the Annual Meeting.
How your voting instructions count depends on whether it was anticipated that the matter being voted upon would be presented for stockholder action at the Annual Meeting; if you had an interest in the ESOP Trust on the record date for the Annual Meeting; and how large your interest was, as follows:

Anticipated Proposals
In general, the ESOP trustee will be directed to vote the number of shares of Graham common stock (if any) held by the ESOP Trust and allocated as of June 6, 2011 to your individual account under the ESOP according to the instructions specified on the reverse side of the Instruction Card. The Instruction Card shows the number of shares of Graham common stock allocated to your individual account under the ESOP Trust as of June 6, 2011. If you do not return the Instruction Card by July 21, 2011, the ESOP trustee will be directed to vote the shares allocated to your account in accordance with the percentage of shares voted FOR, AGAINST, ABSTAIN, or WITHHOLD (or as otherwise directed with respect to the vote on the frequency of stockholder advisory votes on executive compensation), as the case may be, with respect to shares allocated to the accounts of others in the ESOP.
Unanticipated Proposals
It is possible, although unlikely, that proposals other than those specified on the Instruction Card will be presented for stockholder action at the Annual Meeting. If this should happen, the ESOP trustee will be instructed to vote upon such matters in its discretion, or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by it.
Your interest in the ESOP Trust offers you the opportunity to participate in decisions that affect Graham’s future, and we encourage you to take advantage of such opportunity. To help you decide how to complete the Instruction Card, enclosed is a copy of the Notice of Annual Meeting and Proxy Statement and a copy of the Annual Report that are being furnished to all holders of Graham common stock in connection with the Annual Meeting. Please complete, sign and return your Instruction Card today. Your instructions are important regardless of the size of your interest in the ESOP Trust.
If you have questions regarding the terms of the ESOP, or how to complete the Instruction Card, please call Jeffrey Glajch, Vice President — Finance & Administration and Chief Financial Officer at (585) 343-2216.
Sincerely,
The Employee Benefits Committee of Graham Corporation
Enclosures

GRAHAM CORPORATION
CONFIDENTIAL VOTING INSTRUCTION CARD
This Instruction is solicited by the Employee Benefits Committee of Graham Corporation
as a named fiduciary for the
EMPLOYEE STOCK OWNERSHIP PLAN OF GRAHAM CORPORATION (the “Plan”)
for the Annual Meeting of Stockholders to be held on July 28, 2011
          The undersigned Participant, Former Participant or Beneficiary of a deceased Former Participant in the Plan (the “Instructor”) hereby provides the voting instructions hereinafter specified to the Employee Benefits Committee of Graham Corporation (the “Committee”), which instructions shall be taken into account in directing the Trustee of the Plan to vote, in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of common stock (the “Shares”) of Graham Corporation (the “Corporation”) which are held by the Trustee of the Plan, in its capacity as Trustee, as of June 6, 2011 (the “Record Date”) at the Annual Meeting of Stockholders of the Corporation (the “Annual Meeting”) to be held at the Hilton Garden Inn, Buffalo Airport, 4201 Genesee Street, Buffalo, New York 14225, on July 28, 2011 at 11:00 a.m., Eastern Time, or at any adjournments thereof.
          As to the nominees and proposals listed on the reverse side hereof and as more particularly described in the accompanying letter from the Committee dated June 13, 2011, the Committee will give voting directions to the Trustee of the Plan. Such directions will reflect the voting instructions filed by the Instructor on this Confidential Voting Instruction Card, in the manner described in such letter from the Committee.
          As to other matters which may properly come before the Annual Meeting, the Trustee will be instructed to vote upon such matters in its discretion, or cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by it.
          The instructions set forth on the reverse side hereof will be taken into account as described above in directing the Trustee of the Plan how to vote the Shares of the Corporation held by it as of the Record Date in its capacity as Trustee, provided this card is received by the Burke Group Inc. by July 21, 2011.
Please mark, sign and date this voting instruction card on the reverse side and return it in the enclosed envelope.

IF THIS CONFIDENTIAL VOTING INSTRUCTION CARD IS SIGNED BUT NO DIRECTION IS GIVEN, IT WILL BE DEEMED TO INSTRUCT VOTES “FOR” THE ELECTION OF THE TWO DIRECTOR NOMINEES, “FOR” PROPOSALS 2 AND 4, AND FOR 1 YEAR FOR PROPOSAL 3.

ESOP COMMON (as of 6/6/11)	PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLUE OR BLACK INK.

The Board of Directors recommends a vote “FOR” the election of the two director nominees, “FOR” Proposals 2 and 4, and “1 Year” for Proposal 3.

1.	Election of Directors for a three-year term				4.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012.
			FOR	WITHHOLD
	James J. Barber, Ph.D.		☐	☐		FOR	AGAINST	ABSTAIN
	Gerard T. Mazurkiewicz		☐	☐		☐	☐	☐

2.	To provide an advisory vote on the compensation of the Company’s named executive officers.				5.	In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.
	FOR		AGAINST	ABSTAIN
	☐		☐	☐

3.	To provide an advisory vote on the frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.
	1 Year	2 Years	3 Years	ABSTAIN
	☐	☐	☐	☐

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on July 28, 2010:
The proxy statement and annual report to stockholders are available at www.graham-mfg.com/proxy
The undersigned hereby instructs the Committee to direct the Trustee of the Plan to vote in accordance with the voting instructions indicated above and hereby acknowledges receipt of the letter from the Committee dated June 13, 2011, the Notice of Annual Meeting of Stockholders of Graham Corporation and Proxy Statement for the Annual Meeting dated June 13, 2011.

Date

Signature

Signature

Please sign exactly as your name appears on this voting instruction card. Each owner of shares held jointly must sign this voting instruction card. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies must be signed by an authorized officer.